UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2005

FORD MOTOR COMPANY

(Exact Name of Registrant as Specified in Its Charter)

                    Delaware
(State or Other Jurisdiction of Incorporation)

                    1-3950                    38-0549190
(Commission File Number) (IRS Employer Identification No.)

One American Road, Dearborn, Michigan          48126
(Address of Principal Executive Offices)          (Zip Code)

                              (313) 322-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ ☐ ☐ ☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Financial Statements and Exhibits.
Signature.
Exhibit Index

Item 2.02 Results of Operations and Financial Condition.

     Ford Motor Company (“Ford”) hereby incorporates by reference its news release dated January 20, 2005 and supplemental financial information concerning fourth quarter and full year 2004 financial results, furnished as Exhibits 99.1 through 99.9 to this report.

     Ford will conduct two conference calls on January 20, 2005 to review fourth quarter and full year 2004 financial results. Don Leclair, Ford’s Executive Vice President and Chief Financial Officer, hosts a conference call with the investment community and the news media beginning at 9:00 a.m. to review fourth quarter and full year 2004 financial results. Investors may access this conference call by dialing 800-599-9795 (or 1-617-786-2905 if dialing from outside the United States). The passcode for either telephone number is a verbal response of “Ford Earnings Call”.

     Ford’s Vice President and Treasurer Ann Marie Petach, Ford Credit’s Vice Chairman and Chief Financial Officer David Cosper, and Ford’s Vice President and Controller Jim Gouin will host a second conference call with fixed income investors beginning at 11:00 a.m. Investors may access this conference call by dialing 800-599-9795 (or 1-617-786-2905 if dialing from outside the United States). The passcode for either telephone number is a verbal response of “Ford Fixed Income”.

     A listen-only webcast, and supporting presentation materials for each call, will be available on the Internet at www.shareholder.ford.com. Investors may also access replays of the calls by visiting www.shareholder.ford.com, or by dialing 888-286-8010 (1-617-801-6888 if dialing from outside the United States) through January 27, 2005. The passcode for replays of the 9:00 a.m. call is 29481628; the passcode for replays of the 11:00 a.m. call is 55865600. All times referenced above are in Eastern Time.

     Exhibits 99.1, 99.8 and 99.9 to this report contain certain “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures include the following: operating-related cash flow for Ford’s Automotive sector, financial results that exclude special items, and managed leverage and loss-to-receivables ratios for our subsidiary, Ford Motor Credit Company (“Ford Credit”). Each of these non-GAAP financial measures is discussed below, along with the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) and the reason we believe the presentation of each non-GAAP financial measure provides useful information to investors.

     Operating-Related Cash Flow. The exhibits hereto discuss operating-related cash flow before contributions to trusts (which fund pension and health care obligations) and before tax refunds for the fourth quarter and full year 2004. The exhibits also include a milestone for operating-related cash flow for 2004. These exhibits indicate that our Automotive sector had operating-related cash flow before contributions and tax refunds for the fourth quarter and for the full year 2004 of $1.5 billion and $1.0 billion, respectively. The most directly comparable financial measure calculated and presented in accordance with GAAP is Cash Flow from Operating Activities before Securities Trading for our Automotive sector. Slide 21 and the Appendix (pages 16 and 17) to Exhibit 99.8 combine to provide a reconciliation of non-GAAP operating-related cash flow to Cash Flow from Operating Activities before Securities Trading. Cash Flow from Operating Activities before Securities Trading for our Automotive sector netted to zero for the fourth quarter of 2004, and was $1.3 billion for the full year 2004.

     We believe that the non-GAAP measure of operating-related cash flow before contributions and tax refunds is useful to investors because it includes cash flow elements not included in the GAAP measure of Cash Flow from Operating Activities before Securities Trading for our Automotive sector which we consider to be related to operating activities (for example, capital spending). Consequently, operating-related cash flow provides investors with a more relevant measure of the cash generated by Ford’s Automotive operations than the GAAP measure of Cash Flow from Operating Activities before Securities Trading.

     Financial Results Excluding Special Items. The exhibits hereto also discuss pre-tax profits for the fourth quarter and full year 2004 excluding special items for Ford’s Automotive sector and each of the primary operating segments and business units within the Automotive sector. The most directly comparable financial measure calculated and presented in accordance with GAAP is pre-tax profits including special items. Ford believes that pre-tax profits excluding special items is a useful measure to provide investors, because it excludes those items that Ford does not consider to be indicative of earnings from ongoing operating activities. As a result, pre-tax profits excluding special items provides investors with a more relevant measure of the results generated by our operations. The fourth slide of Exhibit 99.8 includes a list of the special items and their impact on fourth quarter and full year 2004 results. The second page of the Appendix to Exhibit 99.8 demonstrates the impact of special items on results for the full year 2004. Additionally, the tables set forth below show the pre-tax profits for our Automotive sector for each of the operating segments and business units within our Automotive sector, and for our Financial Services sector (both including and excluding special items), for the fourth quarter and full year 2004.

TOTAL COMPANY
2003 — 2004 FOURTH QUARTER PRE-TAX RESULTS*

	Pre-Tax Profits				Pre-Tax Profits
	(Incl. Special Items)		Special Items		(Excl. Special Items)
	2003	2004	2003	2004	2003	2004
	(Mils.)	(Mils.)	(Mils.)	(Mils.)	(Mils.)	(Mils.)
North America	$(1,392)	$(1,107)	$(1,597)	$(637)	$205	$(470)
South America	(4)	44	—	—	(4)	44

Total Americas	$(1,396)	$(1,063)	$(1,597)	$(637)	$201	$(426)

Europe	$(395)	$(69)	$(457)	$—	$62	$(69)
P.A.G.	114	(326)	—	(71)	114	(255)

Total Europe/P.A.G.	$(281)	$(395)	$(457)	$(71)	$176	$(324)

Asia Pacific and Africa	$26	$(94)	$—	$(81)	$26	$(13)
Mazda & Assoc. Operations	(22)	(9)	—	—	(22)	(9)

Total AP and Africa/Mazda	$4	$(103)	$—	$(81)	$4	$(22)

Other Automotive	(319)	302	49	—	(368)	302

Total Automotive	$(1,992)	$(1,259)	$(2,005)	$(789)	$13	$(470)

Financial Services	857	1,046	—	45	857	1,001

Total Company	$(1,135)	$(213)	$(2,005)	$(744)	$870	$531

*	From continuing operations

TOTAL COMPANY
2003 — 2004 FULL YEAR PRE-TAX RESULTS*

	Pre-TaxProfits				Pre-TaxProfits
	(Incl. Special Items)		Special Items		(Excl. Special Items)
	2003	2004	2003	2004	2003	2004
	(Mils.)	(Mils.)	(Mils.)	(Mils.)	(Mils.)	(Mils.)
North America	$196	$668	$(1,597)	$(798)	$1,793	$1,466
South America	(129)	140	—	—	(129)	140

Total Americas	$67	$808	$(1,597)	$(798)	$1,664	$1,606

Europe	$(1,620)	$65	$(513)	$(49)	$(1,107)	$114
P.A.G.	171	(834)	—	(94)	171	(740)

Total Europe/P.A.G.	$(1,449)	$(769)	$(513)	$(143)	$(936)	$(626)

Asia Pacific and Africa	$(23)	$(36)	$—	$(81)	$(23)	$45
Mazda & Assoc. Operations	69	118	—	—	69	118

Total AP and Africa/Mazda	$46	$82	$—	$(81)	$46	$163

Other Automotive	(572)	(276)	49	17	(621)	(293)

Total Automotive	$(1,908)	$(155)	$(2,061)	$(1,005)	$153	$850

Financial Services	3,247	5,008	—	45	3,247	4,963

Total Company	$1,339	$4,853	$(2,061)	$(960)	$3,400	$5,813

*	From continuing operations

     Managed Leverage. The exhibits hereto also discuss Ford Credit’s leverage (i.e., debt-to-equity ratio) on both a financial statement and managed basis. Financial statement leverage is the most directly comparable financial measure calculated and presented in accordance with GAAP to the non-GAAP managed leverage financial measure. The appendices to the exhibits hereto contain a reconciliation of Ford Credit’s non-GAAP managed leverage measure to its financial statement leverage. The appendices indicate that Ford Credit’s financial statement and managed leverage at December 31, 2004 were 12.6 and 13.7 to 1, respectively. We believe that the use of the non-GAAP managed leverage measure, which is the result of several adjustments to Ford Credit’s financial statement leverage, is useful to investors because it reflects the way Ford Credit manages its business. Ford Credit retains interests in receivables sold in off-balance sheet securitization transactions, and, with respect to subordinated retained interests, has credit risk. Accordingly, Ford Credit considers securitization as an alternative source of funding and evaluates credit losses, receivables and leverage on a managed as well as on a financial statement basis. As a result, the managed leverage measure provides investors with meaningful information regarding management’s decision-making processes.

     In calculating its managed leverage ratio, Ford Credit adds the total amount of receivables sold in off-balance sheet securitizations (including securitized funding from discontinued operations), net of retained interests (including retained interest in securitized receivables from discontinued operations), to its debt. It also deducts cash and cash equivalents because these generally correspond to excess debt beyond the amount required to support Ford Credit’s financing operations. It adds minority interests to equity because all of the debt of such consolidated entities is included in total debt. It excludes the impact of Statement of Financial Accounting Standards No. 133 in both the numerator and the denominator in order to exclude the interim effects of changes in market rates, because Ford Credit generally repays its debt funding obligations as they mature.

     Loss-to-Receivables Ratio. Exhibit 99.9 discusses Ford Credit’s loss-to-receivables ratio on an “on-balance sheet” and a managed basis. Exhibit 99.9 indicates that Ford Credit’s total on-balance sheet loss-to-receivables ratio for the fourth quarter of 2004 was 1.23% (including charge-offs on reacquired receivables), and 1.18% (excluding charge-offs on reacquired receivables). Exhibit 99.9 further indicates that Ford Credit’s on-balance sheet loss-to-receivables ratio for the full year 2004 was 1.10% (including charge-offs on reacquired receivables), and 1.04% (excluding charge-offs on reacquired receivables). A loss-to-receivables ratio equals net credit losses divided by the average amount of net receivables outstanding for the period. The receivables that were reacquired in the second quarter of 2003 are those of FCAR Owner Trust (“FCAR”), an entity integral to a Ford Credit asset-backed commercial paper program. FCAR was consolidated for financial statement purposes with Ford Credit in the second quarter of 2003. The financial measure that is most directly comparable to these loss-to-receivables ratios and that is calculated and presented in accordance with GAAP is the on-balance sheet loss-to-receivables ratio excluding losses on the reacquired FCAR receivables. Ford believes that the use of the non-GAAP on-balance sheet loss-to-receivables ratio is useful to investors because it provides a more complete representation of actual on-balance sheet loss-to-receivables experience.

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Furnishing
Exhibit 99.1	News Release dated January 20, 2005	Furnished with this Report

Exhibit 99.2	Sector Statement of Income	Furnished with this Report

Exhibit 99.3	Consolidated Statement of Income	Furnished with this Report

Exhibit 99.4	Sector Balance Sheet	Furnished with this Report

Exhibit 99.5	Consolidated Balance Sheet	Furnished with this Report

Exhibit 99.6	Condensed Sector Statement of Cash Flows	Furnished with this Report

Exhibit 99.7	Condensed Consolidated Statement of Cash Flows	Furnished with this Report

Exhibit 99.8	Investment Community Presentation	Furnished with this Report

Exhibit 99.9	Fixed Income Presentation	Furnished with this Report

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY (Registrant)
Date: January 20, 2005	By:	/s/ Peter J. Sherry, Jr.
Peter J. Sherry, Jr.
Secretary

EXHIBIT INDEX

Designation	Description
Exhibit 99.1	News Release dated January 20, 2005
Exhibit 99.2	Sector Statement of Income
Exhibit 99.3	Consolidated Statement of Income
Exhibit 99.4	Sector Balance Sheet
Exhibit 99.5	Consolidated Balance Sheet
Exhibit 99.6	Condensed Sector Statement of Cash Flows
Exhibit 99.7	Condensed Consolidated Statement of Cash Flows
Exhibit 99.8	Investment Community Presentation
Exhibit 99.9	Fixed Income Presentation

Exhibit 99.1

NEWS

Contact:	Media:	Investment Community:	Shareholder Inquiries:	Media Information Center:
	Glenn Ray	Equity: Raj Modi	800-555-5259 or	1-800-665-1515
	313-594-4410	313-323-8221	313-845-8540	media@ford.com
	gray2@ford.com	fordir@ford.com	stockinf@ford.com

Fixed Income:
Dan Gardetto
313-621-0881
fixedinc@ford.com

FOR IMMEDIATE RELEASE

FORD REPORTS 2004 NET INCOME OF $3.5 BILLION, OR $1.73 PER SHARE; FOURTH-QUARTER NET INCOME OF $104 MILLION, OR 6 CENTS PER SHARE

•	Full-year and fourth-quarter net income and earnings per share improved from 2003.

•	Total full-year pre-tax profits of $5.8 billion, excluding special items, increased $2.4 billion from 2003.

•	Full-year earnings from continuing operations of $2.11 per share, excluding special items.

•	Record full-year pre-tax profit of $5 billion, excluding special items, from Financial Services sector.

•	Full-year pre-tax profit of $850 million, excluding special items, from worldwide Automotive sector.

•	Full-year pre-tax profit for Ford Europe improved more than $1.2 billion, excluding special items; South America results also substantially improved.

•	Fourth-quarter earnings from continuing operations of $555 million, or 28 cents per share, excluding special items.

•	Fourth-quarter pre-tax charge of $600 million taken to reduce the value of a Visteon Corp. receivable.

     Go to http://media.ford.com for news releases and high-resolution photographs

DEARBORN, Mich., Jan. 20 — Ford Motor Company [NYSE: F] today reported full-year 2004 net income of $3.5 billion, or $1.73 per share, an increase of nearly $3 billion, or $1.46 per share, from a year ago, as the company achieved record financial services profits and improved automotive results. In 2003, the company reported net income of $495 million, or 27 cents per share.

Excluding special items, Ford’s full-year earnings from continuing operations totaled $4.3 billion in 2004, or $2.11 per share. This compares with year-ago earnings from continuing operations of $2.2 billion, or $1.13 per share, excluding special items.

Total full-year sales and revenue for 2004 was $170.8 billion, up $7.2 billion from $163.6 billion last year.

“In 2004, our company gained momentum, delivering more revenue and earnings, more new products, and more innovative breakthroughs, such as the Escape Hybrid, the industry’s first full-hybrid sport utility vehicle,” said Chairman and Chief Executive Officer Bill Ford. “We also confronted operating challenges with our Jaguar brand and high industry marketing costs. Looking forward, we’re going to build on our successes as we launch more new products in 2005 and beyond.”

In addition, the company said 2004 net income was affected by a fourth-quarter pre-tax charge taken to reduce the value of a receivable owed to Ford by Visteon Corporation. The receivable relates to costs for which Visteon reimburses Ford over the long-term for post-retirement health care benefits and life insurance provided to Ford hourly employees assigned to Visteon and other select Visteon employees.

FULL-YEAR HIGHLIGHTS

Ford’s full-year accomplishments included:

•	Earnings per share of $1.73, an increase of $1.46 from 2003.

•	Automotive operating-related cash flow of $1 billion, excluding special items.

     Go to http://media.ford.com for news releases and high-resolution photographs

•	Cost savings of almost $900 million, at constant volume, mix and currency exchange, excluding special items.

•	The successful launches of the Ford Five Hundred and Mercury Montego sedans, the Ford Freestyle crossover, the Ford Mustang, the Ford F-Series Super Duty, the Focus sedan in Europe, the Land Rover LR3/Discovery and Volvo S40 and V50 in North America and Europe, and the Ford Territory crossover in Australia.

•	Increased market share in Europe, South America and Asia Pacific.

•	Substantial improvement in South America’s automotive profits.

•	A $1.2 billion improvement in pre-tax profits for Ford Europe that returned the operation to profitability, excluding special items.

•	Record earnings from Ford Motor Credit Company.

•	Profits from The Hertz Corporation that were more than double 2003 results.

FOURTH QUARTER

For the fourth quarter, the company reported net income of $104 million, or 6 cents per share. This compares with a fourth-quarter loss of $793 million, or 43 cents per share, in 2003. Excluding special items, fourth-quarter earnings from continuing operations totaled $555 million, or 28 cents per share, compared to $594 million, or 30 cents per share, a year ago.

Total sales and revenue in the fourth quarter were $44.7 billion, compared to $45.9 billion in the year-ago period.

AUTOMOTIVE SECTOR

The following is a discussion of Ford’s fourth-quarter and full-year pre-tax results for its automotive operations. The pre-tax results exclude special items. Reconciliation to pre-tax U.S. GAAP results is set forth below in the Attachment that accompanies this press release.

For the full year, Ford’s worldwide Automotive sector earned a pre-tax profit of $850 million, a $697 million improvement from $153 million a year ago. The improvement primarily reflected favorable net pricing and cost performance, the favorable effect of

     Go to http://media.ford.com for news releases and high-resolution photographs tax-related interest on refunds and settlements of prior-year audits, and improved parts profits, offset partially by unfavorable volume, mix and currency exchange.

For the fourth quarter, Ford’s worldwide Automotive sector reported a pre-tax loss of $470 million, a decline of $483 million from a pre-tax profit of $13 million a year earlier.
The decline primarily reflected unfavorable volume, mix and currency exchange, offset partially by net interest.

Worldwide automotive revenue for 2004 was $147.1 billion, an increase of $8.8 billion from revenue of $138.3 billion a year ago. Total fourth-quarter automotive revenue was $38.9 billion, a decline of $900 million from revenue of $39.8 billion a year ago.

Total company vehicle unit sales in 2004 were 6,798,000, an increase of 62,000 units from 2003. Fourth-quarter vehicle unit sales totaled 1,751,000, a decline of 133,000 units.

Automotive gross cash at Dec. 31, 2004 totaled $23.6 billion of cash, marketable securities, loaned securities and short-term Voluntary Employee Benefits Association (VEBA) assets.

THE AMERICAS
The Americas reported a full-year pre-tax profit for 2004 of $1.6 billion, a decline of $58 million from a year ago. For the fourth quarter, the Americas had a pre-tax loss of $426 million, compared to a pre-tax profit of $201 million a year earlier.

North America: For 2004, Ford’s North America automotive operations reported a full-year pre-tax profit of $1.5 billion, a decline of $327 million from 2003. The decline primarily reflected lower volumes. For the year, North America’s revenue totaled $83 billion, down $580 million from a year earlier, as higher per-unit revenue offset partially a decline in vehicle unit sales.

For the fourth quarter, North America automotive operations lost $470 million, compared to pre-tax profit of $205 million in 2003. The decline primarily reflected lower volumes and

     Go to http://media.ford.com for news releases and high-resolution photographs.

unfavorable currency exchange, offset partially by favorable pricing. Fourth-quarter revenue fell to $21.1 billion, down from $22.8 billion in 2003.

South America: Ford’s South America automotive operations reported a full-year pre-tax profit of $140 million, an increase of $269 million from a 2003 pre-tax loss of $129 million. The improvement primarily reflected higher volume and pricing, offset partially by higher commodity costs. Full-year revenue improved to $3 billion from $1.9 billion in 2003.

In the fourth quarter, Ford’s South America automotive operations posted a pre-tax profit of $44 million, an improvement of $48 million from a pre-tax loss of $4 million a year ago. The improvement primarily reflected higher volume and pricing, offset partially by higher commodity costs. Revenue increased to $899 million, up from $623 million a year ago, as South America had higher volumes for its Fiesta, EcoSport, Focus, Ka and Cargo models.

FORD EUROPE AND PREMIER AUTOMOTIVE GROUP (PAG)
The combined full-year pre-tax loss for Ford Europe and Premier Automotive Group (PAG) was $626 million for 2004. This compares to a loss of $936 million for 2003. The combined full-year revenue totaled $54.2 billion, an increase of $7.3 billion from 2003 revenue of nearly $47 billion.

For the fourth quarter, Ford Europe and PAG had a combined pre-tax loss of $324 million, a decline from a pre-tax profit of $176 million a year ago. Combined fourth-quarter revenue totaled $15.3 billion, an increase from $14.8 billion in the prior-year period.

Ford Europe: Ford Europe posted a full-year pre-tax profit of $114 million, reversing a pre-tax loss of $1.1 billion in 2003. The substantial improvement primarily reflected cost savings, and higher profits from a joint venture in Turkey. Revenue for the year totaled $26.5 billion, compared to $22.2 billion in 2003.

For the fourth quarter, Ford Europe reported a pre-tax loss of $69 million, a decline from a pre-tax profit of $62 million in the prior-year period. The deterioration primarily reflected

     Go to http://media.ford.com for news releases and high-resolution photographs.

lower unit sales, offset partially by fixed cost reductions stemming from improvement actions taken in 2003. Fourth-quarter revenue was $7.4 billion, about flat from a year ago.

Premier Automotive Group: For 2004, PAG reported a full-year pre-tax loss of $740 million, a decline from a pre-tax profit of $171 million in 2003. The decline primarily reflected unfavorable currency exchange and lower volumes at Jaguar, offset partially by improved pricing. Full-year revenue for the group was $27.6 billion, up $2.8 billion from 2003.

In the fourth quarter, PAG’s pre-tax loss was $255 million, a deterioration of $369 million from a pre-tax profit of $114 million a year ago. The year-over-year decline primarily reflected unfavorable currency exchange related to a weakening of the U.S. dollar, and lower volumes at Jaguar. Revenue for the period was $7.8 billion, up from $7.4 billion in the 2003 fourth quarter.

ASIA PACIFIC AND AFRICA/MAZDA
For the full year, Asia Pacific and Africa/Mazda earned a combined pre-tax profit of $163 million, compared with $46 million a year ago. The improvement of $117 million primarily reflected higher profits from Ford’s investment in Mazda and associated operations.

Asia Pacific and Africa: For full-year 2004, Asia Pacific and Africa reported a pre-tax profit of $45 million, an improvement of $68 million from a pre-tax loss of $23 million a year ago. The improvement primarily reflected higher sales in Australia, South Africa and Taiwan. Full-year revenue was $7 billion, an increase from $5.8 billion in 2003.

For the fourth quarter, Asia Pacific and Africa reported a pre-tax loss of $13 million, compared with a pre-tax profit of $26 million in the year-ago period. The decline is primarily the result of higher engineering costs and unfavorable currency exchange, offset partially by stronger volume and mix, and favorable net pricing. Fourth-quarter revenue was $1.6 billion, compared to $1.5 billion in 2003.

     Go to http://media.ford.com for news releases and high-resolution photographs.

Mazda: For full-year 2004, Ford’s share of the pre-tax profit of Mazda and associated operations was $118 million, up from $69 million a year ago.

For the 2004 fourth quarter, Ford’s share of the pre-tax profit of Mazda and associated operations was a pre-tax loss of $9 million, an improvement from a pre-tax loss of $22 million a year ago. The fourth-quarter loss is primarily due to a reduction in the value of Ford’s holding of Mazda convertible bonds.

FINANCIAL SERVICES SECTOR
For the full year, excluding special items, Ford’s Financial Services sector reported a record pre-tax profit of $5 billion, up $1.7 billion over 2003, driven by strong profits at both Ford Motor Credit Company and The Hertz Corporation. For the fourth quarter, excluding special items, the Financial Services sector earned a pre-tax profit of $1 billion, an improvement of $144 million over a year ago.

Ford Motor Credit Company: Ford Credit reported record net income of $2.9 billion in 2004, up $1.1 billion from earnings of $1.8 billion a year earlier. On a pre-tax basis, excluding special items, Ford Credit earned $4.4 billion in 2004, compared with $3 billion in the previous year. The increase in earnings primarily reflected improved credit loss performance and leasing results.

For the fourth quarter of 2004, Ford Credit earned net income of $543 million, up $73 million from $470 million a year earlier. On a pre-tax basis, Ford Credit earned $859 million in the fourth quarter, compared with $794 million in the previous year. The increase in earnings primarily reflected improved credit loss performance.

The Hertz Corporation: Hertz reported a full-year 2004 pre-tax profit of $493 million, a year-over-year improvement of $265 million. The improvement primarily reflected higher car and equipment rental volumes, better fleet utilization, and higher profits from the sales of used vehicles and equipment.

     Go to http://media.ford.com for news releases and high-resolution photographs.

Hertz reported a fourth-quarter pre-tax profit of $107 million, up $63 million from the same period in 2003.

OUTLOOK
“Despite the increasingly tough conditions in the global auto market, we continued to make progress in building on the basics,” said Don Leclair, executive vice president and chief financial officer. “We are pleased with the growing acceptance of our new products, as well as with the record earnings of our Financial Services sector.”

To hear Don Leclair lead a review of the Company’s full-year and fourth-quarter financial results, investors and news media are invited to join a 9:00 a.m., ET, conference call on Thursday, Jan. 20. Participants should dial 800-599-9795. (International dial-in number is 617-786-2905) and use the verbal pass code of “Ford Earnings Call.” A listen-only webcast also will be available at www.shareholder.ford.com. Supporting presentation materials will be available at the same web address just prior to the conference call’s start. Representatives of the investment community and news media will have an opportunity to ask questions following the presentation.

Replays of the call will be available through Jan. 27 by dialing 888-286-8010 with pass code 29481628. Using the same pass code, international callers may hear the replay by dialing 617-801-6888. Webcasts of the replay also are available at www.shareholder.ford.com.

Ford Vice President and Treasurer Ann Marie Petach, Ford Credit Vice Chairman and CFO David Cosper, and Ford Vice President and Controller Jim Gouin will host a conference call for fixed income analysts at 11:00 a.m. ET, Thursday, Jan. 20. The dial-in number for the call is 800-599-9795. (International dial-in is 617-786-2905.) The pass code for both numbers is a verbal response of “Ford Fixed Income Call.”

The presentation (on a listen-only basis) and supporting materials for fixed income analysts will also be available at www.shareholder.ford.com. News media and members of the investment community will have an opportunity to ask questions following the presentation.

     Go to http://media.ford.com for news releases and high-resolution photographs.

Telephone replays of the fixed income conference call will be available through Jan. 27 by calling 888-286-8010 with pass code 55865600. The international dial-in number is 617-801-6888 with the same pass code. Internet replays of this call also will be available on demand at www.shareholder.ford.com.

Ford will review its 2005 business outlook and financial milestones during a briefing with the investor community on Jan. 25, 2005 in New York. The presentation also can be heard via telephone conference call or webcast. For more details, please visit www.shareholder.ford.com.

Ford Motor Company, a global automotive industry leader based in Dearborn, Michigan, manufactures and distributes automobiles in 200 markets across six continents. With more than 327,000 employees worldwide, the company’s core and affiliated automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Motor Credit Company and The Hertz Corporation.

- # # # -

     Go to http://media.ford.com for news releases and high-resolution photographs.

ATTACHMENT:

TOTAL COMPANY
2004 INCOME FROM CONTINUING OPERATIONS
COMPARED WITH NET INCOME

	Fourth Quarter			Full Year
	Earnings	After-	Memo:	Earnings	After-	Memo:
	Per	Tax	Pre-Tax	Per	Tax	Pre-Tax
	Share*	Profit	Profit	Share*	Profit	Profit
		(Mils.)	(Mils.)		(Mils.)	(Mils.)
Income from Continuing Operations Excluding Special Items	$0.28	$555	$531	$2.11	$4,280	$5,813
Special Items
- Visteon Charges	$(0.18)	$(390)	$(600)	$(0.18)	$(390)	$(600)
- Fuel Cell Technology Charges	(0.01)	(21)	(21)	(0.07)	(140)	(182)
- P.A.G. Improvement Plan	(0.03)	(56)	(87)	(0.03)	(71)	(110)
- European Improvement Plan	—	—	—	(0.02)	(32)	(49)
- Property Clean-up Settlement **	0.01	29	45	0.01	29	45
- Disposition of Non-Core Businesses	(0.02)	(53)	(81)	(0.02)	(42)	(64)

Dilution Effect of Special Items	(0.02)	—	—	—	—	—

Total Special Items	$(0.25)	(491)	$(744)	$(0.31)	$(646)	$(960)
Income from Continuing Operations	$0.03	$64	$(213)	$1.80	$3,634	$4,853

Discontinued Operations	0.03	40		(0.07)	(147)

Net Income	$0.06	$104		$1.73	$3,487

*	Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest
**	Non-Automotive item

SAFE HARBOR
Statements included herein may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	greater price competition resulting from currency fluctuations, industry overcapacity or other factors;
•	a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors;
•	lower-than-anticipated market acceptance of new or existing products;
•	economic distress of suppliers that may require us to provide financial support or take other measures to ensure supplies of materials;
•	work stoppages at Ford or supplier facilities or other interruptions of supplies;
•	the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
•	increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions;

          Go to http://media.ford.com for news releases and high-resolution photographs.

•	unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;
•	worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements);
•	currency or commodity price fluctuations, including rising steel prices;
•	changes in interest rates;
•	a market shift from truck sales in the U.S.;
•	economic difficulties in any significant market;
•	higher prices for, or reduced availability of fuel;
•	labor or other constraints on our ability to restructure our business;
•	a change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts;
•	credit rating downgrades;
•	inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts;
•	higher-than-expected credit losses;
•	lower-than-anticipated residual values for leased vehicles;
•	increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and
•	our inability to implement the Revitalization Plan.

- ### -

          Go to http://media.ford.com for news releases and high-resolution photographs.

Exhibit 99.2

Ford Motor Company and Subsidiaries
SECTOR STATEMENT OF INCOME
For the Periods Ended December 31, 2004 and 2003
(in millions, except per share amounts)

	Fourth Quarter		Full Year
	2004	2003	2004	2003
	(unaudited)		(unaudited)
AUTOMOTIVE
Sales	$38,871	$39,807	$147,134	$138,260
Costs and expenses
Cost of sales	37,218	38,626	135,856	129,685
Selling, administrative and other expenses	3,323	2,870	11,455	10,131

Total costs and expenses	40,541	41,496	147,311	139,816

Operating income/(loss)	(1,670)	(1,689)	(177)	(1,556)

Interest expense	127	445	1,221	1,323

Interest income and other non-operating income/(expense), net	480	116	988	897
Equity in net income/(loss) of affiliated companies	58	26	255	74

Income/(loss) before income taxes — Automotive	(1,259)	(1,992)	(155)	(1,908)

FINANCIAL SERVICES
Revenues	5,851	6,066	23,705	25,352

Costs and expenses
Interest expense	1,508	1,526	5,850	6,320
Depreciation	1,662	1,898	6,618	8,771
Operating and other expenses	1,276	1,225	5,017	4,766
Provision for credit and insurance losses	359	560	1,212	2,248

Total costs and expenses	4,805	5,209	18,697	22,105

Income/(loss) before income taxes — Financial Services	1,046	857	5,008	3,247

TOTAL COMPANY
Income/(loss) before income taxes	(213)	(1,135)	4,853	1,339
Provision for/(benefit from) income taxes	(340)	(544)	937	123

Income/(loss) before minority interests	127	(591)	3,916	1,216
Minority interests in net income/(loss) of subsidiaries	63	69	282	314

Income/(loss) from continuing operations	64	(660)	3,634	902
Income/(loss) from discontinued operations	40	(133)	(147)	(143)
Cumulative effect of change in accounting principle	—	—	—	(264)

Net income/(loss)	$104	$(793)	$3,487	$495

Average number of shares of Common and Class B
Stock outstanding	1,829	1,833	1,830	1,832

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.04	$(0.36)	$1.99	$0.49
Income/(loss) from discontinued operations	0.02	(0.07)	(0.08)	(0.08)
Cumulative effect of change in accounting principle	—	—	—	(0.14)

Net income/(loss)	$0.06	$(0.43)	$1.91	$0.27

Diluted income/(loss)
Income/(loss) from continuing operations	$0.03	$(0.36)	$1.80	$0.49
Income/(loss) from discontinued operations	0.03	(0.07)	(0.07)	(0.08)
Cumulative effect of change in accounting principle	—	—	—	(0.14)

Net income/(loss)	$0.06	$(0.43)	$1.73	$0.27

Cash dividends	$0.10	$0.10	$0.40	$0.40

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

Exhibit 99.3

Ford Motor Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended December 31, 2004 and 2003
(in millions, except per share amounts)

	Fourth Quarter		Full Year
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Sales and revenues
Automotive sales	$38,871	$39,807	$147,134	$138,260
Financial Services revenues	5,851	6,066	23,705	25,352

Total sales and revenues	44,722	45,873	170,839	163,612

Costs and expenses
Cost of sales	37,218	38,626	135,856	129,685
Selling, administrative and other expenses	6,261	5,993	23,090	23,668
Interest expense	1,635	1,971	7,071	7,643
Provision for credit and insurance losses	359	560	1,212	2,248

Total costs and expenses	45,473	47,150	167,229	163,244
Automotive interest income and other non-operating income/(expense), net	480	116	988	897
Automotive equity in net income/(loss) of affiliated companies	58	26	255	74

Income/(loss) before income taxes	(213)	(1,135)	4,853	1,339
Provision for/(benefit from) income taxes	(340)	(544)	937	123

Income/(loss) before minority interests	127	(591)	3,916	1,216
Minority interests in net income/(loss) of subsidiaries	63	69	282	314

Income/(loss) from continuing operations	64	(660)	3,634	902
Income/(loss) from discontinued operations	40	(133)	(147)	(143)
Cumulative effect of change in accounting principle	—	—	—	(264)

Net income/(loss)	$104	$(793)	$3,487	$495

Average number of shares of Common and Class B
Stock outstanding	1,829	1,833	1,830	1,832

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.04	$(0.36)	$1.99	$0.49
Income/(loss) from discontinued operations	0.02	(0.07)	(0.08)	(0.08)
Cumulative effect of change in accounting principle	—	—	—	(0.14)

Net income/(loss)	$0.06	$(0.43)	$1.91	$0.27

Diluted income/(loss)
Income/(loss) from continuing operations	$0.03	$(0.36)	$1.80	$0.49
Income/(loss) from discontinued operations	0.03	(0.07)	(0.07)	(0.08)
Cumulative effect of change in accounting principle	—	—	—	(0.14)

Net income/(loss)	$0.06	$(0.43)	$1.73	$0.27

Cash dividends	$0.10	$0.10	$0.40	$0.40

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

Exhibit 99.4

Ford Motor Company and Subsidiaries
SECTOR BALANCE SHEET
(in millions)

	December 31,	December 31,
	2004	2003
	(unaudited)
ASSETS
Automotive
Cash and cash equivalents	$10,143	$6,856
Marketable securities	8,291	9,316
Loaned securities	1,058	5,667

Total cash, marketable and loaned securities	19,492	21,839
Receivables, net	2,896	2,698
Inventories	10,766	9,151
Deferred income taxes	3,837	3,225
Other current assets	7,891	6,829

Total current assets	44,882	43,742
Equity in net assets of affiliated companies	1,907	1,930
Net property	42,906	41,919
Deferred income taxes	10,996	12,090
Goodwill and other intangible assets	6,374	6,053
Assets of discontinued/held-for-sale operations	180	410
Other assets	8,962	9,300

Total Automotive assets	116,207	115,444
Financial Services
Cash and cash equivalents	13,368	16,352
Investments in securities	1,216	1,123
Finance receivables, net	113,824	110,003
Net investment in operating leases	31,763	31,859
Retained interest in sold receivables	9,166	12,569
Goodwill and other intangible assets	897	947
Assets of discontinued/held-for-sale operations	2,186	1,810
Other assets	13,746	17,260
Receivable from Automotive	2,753	3,356

Total Financial Services assets	188,919	195,279

Total assets	$305,126	$310,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Automotive
Trade payables	$16,030	$15,279
Other payables	3,065	2,940
Accrued liabilities	33,573	32,143
Debt payable within one year	977	1,806
Current payable to Financial Services	1,382	124

Total current liabilities	55,027	52,292
Senior debt	12,303	13,832
Subordinated debt	5,155	5,155

Total long-term debt	17,458	18,987
Other liabilities	35,790	39,889
Deferred income taxes	3,042	2,352
Liabilities of discontinued/held-for-sale operations	42	152
Payable to Financial Services	1,371	3,232

Total Automotive liabilities	112,730	116,904
Financial Services
Payables	2,394	2,188
Debt	154,538	159,011
Deferred income taxes	10,549	11,079
Other liabilities and deferred income	8,206	9,148
Liabilities of discontinued/held-for-sale operations	93	83

Total Financial Services liabilities	175,780	181,509

Minority interests	876	659

Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,321	5,374
Accumulated other comprehensive income/(loss)	953	(414)
Treasury stock	(1,728)	(1,749)
Earnings retained for use in business	11,175	8,421

Total stockholders’ equity	15,740	11,651

Total liabilities and stockholders’ equity	$305,126	$310,723

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

Exhibit 99.5

Ford Motor Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(in millions)

	December 31,	December 31,
	2004	2003
	(unaudited)
ASSETS
Cash and cash equivalents	$23,511	$23,208
Marketable securities	9,507	10,439
Loaned securities	1,058	5,667
Finance and other receivables, net	116,720	112,701
Net investment in operating leases	31,763	31,859
Retained interest in sold receivables	9,166	12,569
Inventories	10,766	9,151
Equity in net assets of affiliated companies	2,835	2,959
Net property	44,551	43,524
Deferred income taxes	5,090	7,389
Goodwill and other intangible assets	7,271	7,000
Assets of discontinued/held-for-sale operations	2,366	2,220
Other assets	27,993	30,711

Total assets	$292,597	$299,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables	$21,489	$20,407
Accrued liabilities	31,187	29,563
Debt	172,973	179,804
Other liabilities and deferred income	43,868	48,639
Deferred income taxes	6,329	8,439
Liabilities of discontinued/held-for-sale operations	135	235

Total liabilities	275,981	287,087

Minority interests	876	659

Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,321	5,374
Accumulated other comprehensive income/(loss)	953	(414)
Treasury stock	(1,728)	(1,749)
Earnings retained for use in business	11,175	8,421

Total stockholders’ equity	15,740	11,651

Total liabilities and stockholders’ equity	$292,597	$299,397

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

Exhibit 99.6

Ford Motor Company and Subsidiaries
CONDENSED SECTOR STATEMENT OF CASH FLOWS
For the Periods Ended December 31, 2004 and 2003
(in millions)

	Full Year 2004		Full Year 2003
		Financial		Financial
	Automotive	Services	Automotive	Services
	(unaudited)
Cash and cash equivalents at January 1	$6,856	$16,352	$6,243	$7,071

Cash flows from operating activities before securities trading	1,397	15,501	1,318	15,962
Net sales/(purchases) of trading securities	5,600	92	1,630	524

Net cash flows from operating activities	6,997	15,593	2,948	16,486

Cash flows from investing activities
Capital expenditures	(6,287)	(458)	(7,357)	(379)
Acquisitions of retail and other finance receivables and operating leases	—	(62,852)	—	(59,503)
Collections of retail and other finance receivables and operating leases	—	50,810	—	44,118
Net (increase)/decrease in wholesale receivables	—	(2,174)	—	(2,762)
Net acquisitions of daily rental vehicles	—	(2,492)	—	(1,505)
Purchases of securities	(7,590)	(880)	(8,925)	(1,149)
Sales and maturities of securities	7,615	799	8,673	709
Proceeds from sales of finance receivables and operating leases	—	10,438	—	19,367
Proceeds from sale of businesses	125	412	77	204
Repayment of debt from discontinued operations	—	—	—	1,421
Net investing activity with Financial Services	4,361	—	3,708	—
Cash paid for acquisitions	(30)	—	—	—
Cash recognized on initial consolidation of joint ventures	—	—	256	—
Other	101	(465)	716	883

Net cash (used in)/provided by investing activities	(1,705)	(6,862)	(2,852)	1,404

Cash flows from financing activities
Cash dividends	(732)	—	(733)	—
Net sales/(purchases) of Common Stock	(151)	—	9	—
Changes in short-term debt	(342)	5,279	(237)	1,542
Proceeds from issuance of other debt	469	21,754	1,144	21,942
Principal payments on other debt	(2,585)	(33,436)	(1,097)	(27,683)
Net financing activity with Automotive	—	(4,361)	—	(3,708)
Other	(39)	(81)	(15)	(67)

Net cash (used in)/provided by financing activities	(3,380)	(10,845)	(929)	(7,974)

Effect of exchange rate changes on cash	117	388	260	551
Net transactions with Automotive/Financial Services	1,258	(1,258)	1,186	(1,186)

Net increase/(decrease) in cash and cash equivalents	3,287	(2,984)	613	9,281

Cash and cash equivalents at December 31	$10,143	$13,368	$6,856	$16,352

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

Exhibit 99.7

Ford Motor Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Periods Ended December 31, 2004 and 2003
(in millions)

	Full Year
	2004	2003
	(unaudited)
Cash and cash equivalents at January 1	$23,208	$13,314

Cash flows from operating activities before securities trading	18,681	15,484
Net sales/(purchases) of trading securities	5,692	2,154

Net cash flows from operating activities	24,373	17,638

Cash flows from investing activities
Capital expenditures	(6,745)	(7,736)
Acquisitions of retail and other finance receivables and operating leases	(62,852)	(59,503)
Collections of retail and other finance receivables and operating leases	50,810	44,118
Net acquisitions of daily rental vehicles	(2,492)	(1,505)
Purchases of securities	(8,470)	(10,074)
Sales and maturities of securities	8,414	9,382
Proceeds from sales of retail and other finance receivables and operating leases	6,481	18,401
Proceeds from sale of businesses	537	281
Repayment of debt from discontinued operations	—	1,421
Cash paid for acquisitions	(30)	—
Cash recognized on initial consolidation of joint ventures	—	256
Other	(364)	1,599

Net cash (used in)/provided by investing activities	(14,711)	(3,360)

Cash flows from financing activities
Cash dividends	(732)	(733)
Net sales/(purchases) of Common Stock	(151)	9
Changes in short-term debt	4,937	1,305
Proceeds from issuance of other debt	22,223	23,086
Principal payments on other debt	(36,021)	(28,780)
Other	(120)	(82)

Net cash (used in)/provided by financing activities	(9,864)	(5,195)

Effect of exchange rate changes on cash	505	811

Net increase/(decrease) in cash and cash equivalents	303	9,894

Cash and cash equivalents at December 31	$23,511	$23,208

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

Exhibit 99.8

FOURTH QUARTER AND FULL YEAR 2004 EARNINGS REVIEW JANUARY 20, 2005

2004 YEAR IN REVIEW EPS of $2.11, up 98 cents from 2003* Automotive operating-related cash flow of $1 billion** Cost savings of almost $900 million*** Successful vehicle launches, including Five Hundred, Freestyle, Mustang, European Focus, and LR3 / Discovery Market share increase in Europe, South America, and Asia Pacific South America solidly profitable Europe improved results by over $1.2 billion* Record earnings at Ford Credit Hertz profits more than doubled Intensely competitive global auto industry Commodity price increases Healthcare costs Exchange rates Market share in North America Jaguar Visteon Accomplishments Continuing Challenges * Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest See Appendix (page 1) for calculation. Excluding special items; see Slide 4 and Appendix (pages 2, 3, and 4) for reconciliation to GAAP ** See Slide 21 for calculation and Appendix (pages 16 and 17) for reconciliation to GAAP; before pension and long-term VEBA contributions and tax refunds *** At constant volume, mix, and exchange; excluding special items

TOTAL COMPANY FOURTH QUARTER 2004 SUMMARY Earnings per share of $0.28 from continuing operations, excluding special items, and net income of $0.06 per share* In North America, net pricing was positive, despite the competitive market South America profitable Disappointing results at P.A.G. Strong performance continued at Ford Credit and Hertz Continued strong liquidity Pre-tax charge of $600 million related to Visteon * Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest See Appendix (page 1) for calculation. Excluding special items; see Slide 4 and Appendix (pages 2, 3, and 4) for reconciliation to GAAP

Earnings Per Share Net Income $ 0.06 $0.49 $ 1.73 $ 1.46 Continuing Ops. -- Excl. Special Items 0.28 (0.02) 2.11 0.98 After-Tax Profits (Mils.) Net Income $ 104 $ 897 $3,487 $2,992 Continuing Ops. -- Excl. Special Items 555 (40) 4,280 2,087 Memo: Tax Rate (18.0)% 43.1 Pts. 22.5% 6.2 Pts. Pre-Tax Profits (Mils.) Incl. Special Items $(213) $ 922 $4,853 $3,514 Excl. Special Items 531 (339) 5,813 2,413 Revenue (Bils.) Total Sales and Revenue $44.7 $ (1.2) $170.8 $ 7.2 Automotive Sales 38.9 (0.9) 147.1 8.8 Vehicle Unit Sales (000) 1,751 (133) 6,798 62 Automotive Cash, Marketable and Loaned Securities and Short-term VEBA* (Bils.) Gross** $23.6 $(2.3) $23.6 $(2.3) Net of Total Debt 5.2 0.1 5.2 0.1 Operating-Related Cash Flow*** 1.5 0 1.0 0.9 TOTAL COMPANY FOURTH QUARTER AND FULL YEAR RESULTS 2004 B / (W) 2003 Fourth Quarter * Voluntary Employee Beneficiary Association (VEBA) Trust used to pre-fund certain employee benefit obligations ** See Slide 21 for calculation and Appendix (page 16) for reconciliation to GAAP *** Before pension and long-term VEBA contributions and tax refunds; see Slide 21 for calculation and Appendix (pages 16 and17) for reconciliation to GAAP 2004 B / (W) 2003 Full Year

TOTAL COMPANY
2004 INCOME FROM CONTINUING OPERATIONS COMPARED WITH NET INCOME

	Fourth Quarter			Full Year		
	Earnings Per Share*	After-Tax Profit (Mils.)	Memo: Pre-Tax Profit** (Mils.)	Earnings Per Share*	After-Tax Profit (Mils.)	Memo: Pre-Tax Profit** (Mils.)
Income from Continuing Operations Excluding Special Items	$ 0.28	$ 555	$ 531	$ 2.11	$4,280	$5,813
Special Items						
- Visteon Charges	$(0.18)	$(390)	$ (600)	$(0.18)	$ (390)	$ (600)
- Fuel Cell Technology Charges	(0.01)	(21)	(21)	(0.07)	(140)	(182)
- P.A.G. Improvement Plan	(0.03)	(56)	(87)	(0.03)	(71)	(110)
- European Improvement Plan	–	–	–	(0.02)	(32)	(49)
- Property Clean-up Settlement ***	0.01	29	45	0.01	29	45
- Disposition of Non-Core Businesses	(0.02)	(53)	(81)	(0.02)	(42)	(64)
Dilution Effect of Special Items	(0.02)	–	–	–	–	–
Total Special Items	$(0.25)	(491)	$ (744)	$(0.31)	$ (646)	$ (960)
Income from Continuing Operations	$ 0.03	$ 64	$ (213)	$ 1.80	$3,634	$4,853
Discontinued Operations	0.03	40		(0.07)	(147)	
Net Income	$ 0.06	$ 104		$ 1.73	$3,487	

* Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest
See Appendix (page 1) for calculation

** See Appendix (page 2) for complete reconciliation of EPS due to Discontinued Operations

*** Non-Automotive item

4

FORD-VISTEON UPDATE Constructive discussions continuing Visteon is current with all obligations to Ford $600 million pre-tax charge to establish a reserve against an OPEB receivable from Visteon

TOTAL COMPANY 2004 PRE-TAX PROFIT / (LOSS) BY SECTOR Full Year (Mils.)* Financial Services Total Automotive Total Automotive Fin Svcs 2Q 5813 850 4963 * Excluding special items; see Slide 4 and Appendix (pages 2, 3, and 4 ) for reconciliation to GAAP Total Auto Fin Svcs 2Q 531 -470 1001 Financial Services Automotive Memo: B / (W) 2003 $(339) $(483) $144 $2,413 $697 $1,716 Fourth Quarter (Mils.)* Total $531 $1,001 $(470) $5,813 $850 $4,963

Fourth Quarter (Bils.)* * Excluding special items; see Slide 4 and Appendix (pages 2, 3, and 4) for reconciliation to GAAP Full Year (Bils.)* 2002 2003 Volume Revenue Cost Exchange Other 153 850 -710 1105 882 -999 400 $1.1 $(0.7) 2003 Net Pricing Cost Perf. $0.9 Volume / Mix 2004 $.85 2002 2003 Volume Revenue Cost Exchange Other 13 -470 -1381 618 6 -400 700 $0.6 $(1.4) Net Pricing Cost Perf. $0 Volume / Mix 2004 $(0.5) $0.7 Other 2003 $0 Other $0.5 AUTOMOTIVE SECTOR 2004 AUTOMOTIVE PRE-TAX PROFIT COMPARED WITH 2003 $0.7 $.15 $(0.5) $(0.4) Exchange $(1.1) Exchange

AUTOMOTIVE SECTOR FULL YEAR COST PERFORMANCE Quality Mfg. Eng Overhead Net Product D&A Pension -0.1 1.2 0.3 0 -0.6 0.1 2004 Costs B / (W) 2003 (Bils.)* Net Product Costs Quality Related Pension / Healthcare Deprec. / Amort. Mfg. / Engrg. Overhead * At constant volume, mix, and exchange; excluding special items Total $0.9 Bils. $(0.1) $0.3 $0 $0.1 $(0.6) $1.2 Memo: Fourth Qtr. $0 $0.3 $(0.2) $(0.2) $0 $0.1

AUTOMOTIVE SECTOR 2004 PROFIT / (LOSS) Fourth Quarter (Mils.)* Pre-Tax Profits / (Losses) by Segment Memo: B / (W) 2003 $(483) $(627) $(500) $(26) $670 $697 $(58) $310 $117 $328 * Excluding special items; see Slide 4 and Appendix (pages 2, 3, and 4) for reconciliation to GAAP Full Year (Mils.)* WW Americas Europe/PAG AP/Africa Other 2Q -470 -426 -324 -22 302 World- wide Other Auto. Americas $(470) $302 $(426) $(324) Europe / P.A.G. AP & Africa / Mazda $(22) WW Americas Europe/PAG AP/Africa Other 2Q 850 1606 -626 163 -293 World- wide Other Auto. Americas $850 $(293) $1,606 $(626) Europe / P.A.G. AP & Africa / Mazda $163

AUTOMOTIVE SECTOR -- NORTH AMERICA FOURTH QUARTER KEY METRICS -- 2004 vs. 2003 2003 2004 Revenue 22.8 21.1 2004 2003 $21.1 $22.8 Revenue (Bils.) 2003 2004 Vehicle Unit Sales 1022 912 2004 2003 912 1,022 Vehicle Unit Sales (000) 2003 2004 PBT 205 -470 $205 2004 2003 Pre-Tax Profits (Mils.)* Memo: U.S. Market Share 19.0% 17.7 % Full Year 3,810 3,623 $83.6 $83.0 $1,793 $1,466 U.S. Market Share 19.2% 18.0% * Excluding special items; see Slide 4 and Appendix (pages 2, 3, and 4) for reconciliation to GAAP $(470)

YTD 01 YTD 02 YTD 03 YTD 04 Net Rev 20717 21001 21729 22390 2002 Full Year Per Unit Revenue* 2003 2004 * Excluding FIN46 ** See Appendix (page 9) for reconciliation to Automotive Sales $21,730 $21,001 4Q01 4Q02 4Q03 4Q04 Net Rev 20349 21273 21976 22925 2002 2003 2004 $21,976 $21,273 Fourth Qtr. Per Unit Revenue* $22,737 $22,475 Memo: Incl. FIN46 $20,349 $21,273 $22,317 $23 ,171 $20,717 $21,001 $21,940 $22,917 2004 Net Pricing 2.4%** 2004 Net Pricing 1.3%** $761 $745 AUTOMOTIVE SECTOR -- NORTH AMERICA PER UNIT REVENUE $20,349 $20,717 2001 2001

AUTOMOTIVE SECTOR -- NORTH AMERICA NEW 2005 MODEL YEAR PRODUCTS GAINING MOMENTUM 2004 Calendar Year U.S. Retail Sales Five Hundred 3.0 4.2 5.4 89% $ 0 Freestyle 1.8 2.8 3.4 94 0 Montego 0.8 1.0 1.1 99 0 Mustang (New) 2.8 6.9 9.3 85 0 Escape Hybrid 1.0 0.8 0.8 88 0 Mariner 1.7 2.1 2.4 96 2,000 Total 11.1 17.7 22.5 89 % n/a Vehicle Oct Nov Dec Present Customer Cash Memo: MYTD Retail (000) (000) (000) (Pct)

Total Rental Other Retail East -1.4 -3.8 -1.9 -1.2 Auction Values of Top Selling Rental Vehicles First Eleven Months 2004 Ford and Lincoln Mercury U.S. Registrations vs. Year Ago (Pct. Pts.) AUTOMOTIVE SECTOR -- NORTH AMERICA DAILY RENTAL SHARE AND RESIDUAL VALUES (1.4) Pts. (3.8) Pts. (1.9) Pts. (1.2) Pts. Share of Industry Share of Segment Total Rental Other Fleet Retail Source: NADA AuctionNet (Manufacturer Sales); Vehicles one-year in service sold in Jan - Nov 2003 and Jan - Nov 2004; No adjustments for equipment, mileage, or condition. Ford Focus $1,045 $ 151 Taurus 402 (75) Mustang (Old) (261) (2,070) Explorer (14) (2,316) Windstar 271 (515) Lincoln Town Car $ 261 $(3,156) Vehicle Ford Segment Avg. Excl. Ford Improvement / (Decline) vs. Prior Model Year Segment Sales of Industry O / (U) Year Ago (000) - Ford (176) (22) 11 (165) - Other 436 232 71 133 Total 260 210 82 (32) Percent Change 1.6% 12.5% 8.7% (0.2)% Memo: Retail Car (0.9) Truck (0.3) Total (1.2) Source: Polk Registration Data

AUTOMOTIVE SECTOR -- NORTH AMERICA F-SERIES SETS SALES RECORD IN THE U.S. SC 4x4 FX4/Lar 54L 2003 MY 0.36 0.39 0.31 0.44 2004 MY 0.4 0.56 0.44 0.67 F-150 Retail Sales Mix 2003 MY 2004 MY Super Crew 4 x 4 FX4 / Lariat 5.4L Engine 2003 2004 Actual 845586 939511 New Record 2003 CY 2004 CY U.S. Unit Sales (F150 - F550)

AUTOMOTIVE SECTOR -- SOUTH AMERICA FOURTH QUARTER KEY METRICS -- 2004 vs. 2003 2003 2004 0.6 0.9 2004 2003 $0.9 $0.6 Revenue (Bils.) 2003 2004 Vehicle Unit Sales 61 83 2004 2003 83 61 Vehicle Unit Sales (000) 2003 2004 PBT -4 44 $(4) 2004 2003 Pre-Tax Profits (Mils.) $44 Memo: Brazil Mkt. Share 11.7% 13.0 % Full Year 210 292 $1.9 $3.0 $(129) $140 Brazil Mkt. Share 11.5% 11.8% $269

AUTOMOTIVE SECTOR -- EUROPE FOURTH QUARTER KEY METRICS -- 2004 vs. 2003 1st Qtr 2nd Qtr East 7.4 7.4 2004 2003 $7.4 $7.4 Revenue (Bils.) 2003 2004 487 451 2004 2003 451 487 Vehicle Unit Sales (000) 2003 2004 East 62 -69 $62 2004 2003 Pre-Tax Profits (Mils.)* $(69) Memo: Market Share 7.9% 7.9 % Full Year 1,609 1,705 $22.2 $26.5 $(1,107) $114 Market Share 8.6% 8.7% * Excluding special items; see Slide 4 and Appendix (pages 2, 3, and 4) for reconciliation to GAAP $1,221

AUTOMOTIVE SECTOR -- P.A.G. FOURTH QUARTER KEY METRICS -- 2004 vs. 2003 1st Qtr 1st Qtr East 7.4 7.8 2004 2003 $7.8 $7.4 Revenue (Bils.) 2003 2004 221 212 2004 2003 212 221 Vehicle Unit Sales (000) 2003 2004 East 114 -255 $114 2004 2003 Pre-Tax Profits (Mils.)* $(255) Memo: U.S. Mkt. Share 1.4% 1.4 % Eur. Mkt. Share 2.2% 2.3 % Full Year 754 771 $24.8 $27.6 $171 $(740) U.S. Mkt. Share 1.3% 1.3 % Eur. Mkt. Share 2.1% 2.3% * Excluding special items; see Slide 4 and Appendix (pages 2, 3, and 4) for reconciliation to GAAP

Special Items Halewood / Browns Lane -- Efficiencies $ - $ (23) $ - $ (23) Salaried Reductions (Jaguar / Land Rover) - - (71) (71) Formula One - - (16) (16) 2004 Special Items $ - $ (23) $(87) $ (110) Discontinued Operations Formula One (28) (312) (8) (348) 2004 Actions $(28) $(335) $(95) $ (458) 2005 Special Items Vehicle Assembly Shutdown at Browns Lane (75) Total $ (533) First Half AUTOMOTIVE SECTOR -- P.A.G. P.A.G. IMPROVEMENT PLAN Third Quarter Fourth Quarter Full Year Pre-Tax Profit Effect (Mils.)

AUTOMOTIVE SECTOR -- ASIA PACIFIC AND AFRICA / MAZDA FOURTH QUARTER 2004 PROFITS / (LOSS) Memo: B / (W) 2003 $ (26) $(39) $ 13 Full Year 163 45 118 Pre-Tax Profits (Mils.)* Asia Pacific and Africa / Mazda Asia Pacific and Africa Mazda and Assoc. Operations AP and A/M AP & Af Mazda & 2Q -22 -13 -9 $(22) $(9) $(13) * Excluding special items; see Slide 4 and Appendix (pages 2, 3, and 4 ) for reconciliation to GAAP

AUTOMOTIVE SECTOR -- ASIA PACIFIC AND AFRICA FOURTH QUARTER KEY METRICS -- 2004 vs. 2003 2003 2004 Revenue 1.5 1.6 2004 2003 $1.6 $1.5 Revenue (Bils.) 2003 2004 Vehicle Unit Sales 93 93 2004 2003 93 93 Vehicle Unit Sales (000) 2002 2003 PBT 3 25 2004 2003 Pre-Tax Profits (Mils.)* 1st Qtr 2nd Qtr East 26 -13 $(13) $26 Memo: Australia Mkt. Share 13.2% 14.3 % Full Year 353 407 $5.8 $7.0 $(2 3) $45 Australia Mkt. Share 13.9% 14.2% * Excluding special items; see Slide 4 and Appendix (pages 2, 3, and 4) for reconciliation to GAAP $68

AUTOMOTIVE SECTOR 2004 FOURTH QUARTER & FULL YEAR CASH* Fourth Quarter (Bils.) Cash, Marketable and Loaned Securities, Short-Term VEBA Assets December 31, 2004 $23.6 $ 23.6 September 30, 2004 / December 31, 2003 23.4 25.9 Change in Gross Cash $ 0.2 $ (2.3) Operating-Related Cash Flows Automotive Pre-Tax Profits** $(0.5) $0.9 Capital Spending (1.7) (6.3) Depreciation and Amortization 1.6 6.4 Changes in Receivables, Inventory, and Trade Payables 0.2 (0.4) Other -- Primarily Expense and Payment Timing Differences 1.9 0.4 Total Auto. Op.-Related Cash Flows (Excl. Contrib. and Tax Refunds) $ 1.5 $ 1.0 Pension and Long-Term VEBA Contributions $(2.0) $(5.0) Tax Refunds 0.3 0.3 Total Automotive Operating-Related Cash Flows $(0.2) $ (3.7) Other Cash Flows Capital Transactions w / Financial Services Sector $ 0.8 $ 4.2 Divestitures 0.1 0.5 Dividends to Shareholders (0.2) (0.7) All Other -- Primarily Net Reduction in Automotive Debt (0.3) (2.6) Total Change in Gross Cash $ 0.2 $ (2.3) * See Appendix (pages 16 and 17) for reconciliation to GAAP ** Excluding special items; see Slide 4 and Appendix (pages 2, 3, and 4) for reconciliation to GAAP Full Year (Bils.)

AUTOMOTIVE SECTOR BALANCE SHEET ACTIONS Reductions / (Increases) in Debt U.S. Senior Retirements $ 0.9 $1.3 Subordinated Redemptions 0 0.7 Retail Issuance (0.7) 0 All Other - Primarily Non-U.S. (0.2) 0.4 Subtotal $ 0 * $2.4 Pension Fund Contributions U.S. $ 2.0 $0.7 Non-U.S. 0.8 1.5 VEBA Contributions Long Term 2.0 2.8 Total $ 4.8 $7.4 * Excludes increases in debt related to adoption of FIN46 in 2003 (TOPrS $0.7 billion; convertible preferred $5.2 billion; other subsidiaries $0.8 billion) 2003 (Bils.) 2004 (Bils.)

TOTAL COMPANY PENSION UPDATE Worldwide Pre-Tax Expense (Bils.) $ 0.9 $ 0.9 Memo: Excluding Special Items - European Improvement Actions (Bils.) 0.8 0.8 Worldwide Pension Fund Contributions (Bils.) $ 2.8 $ 2.3 * Year-End Funded Status (Bils.) U.S. -- Funded Only $(2.0) $(1.5)** U.S. -- Total (3.4) (3.0)** Worldwide (11.7) (11.9)** U.S. Plan Pension Fund Returns 26.1% 13.0 % Year-End Discount Rate 6.25 5.75 * Includes $2.2 billion for automotive and $0.1 billion for non-automotive ** Preliminary estimate 2003 2004

2003 2004 TOTAL COMPANY POST-RETIREMENT HEALTH CARE AND LIFE INSURANCE Worldwide Pre-Tax Expense (Bils.) $ 4.2 $ 2.4 Memo: Excluding Special Items - Visteon Agreement (Bils.) 2.5 2.4 Worldwide Retiree Benefit Payments (Bils.) $ 1.4 $ 1.5 VEBA Contributions (Bils.) $ 3.5 $ 2.8 Worldwide Year-End Funded Status (Bils.) $(28.8) $(31.6)* U.S. Plan Year-End Discount Rate 6.25% 5.75% * Preliminary estimate

FINANCIAL SERVICES SECTOR 2004 FOURTH QUARTER AND FULL YEAR PROFIT / (LOSS) Pre-Tax Profit / (Loss) by Segment Total Credit Hertz Other 1001 859 107 35 Fourth Quarter (Mils.)* $1,001 Total Credit Hert Other 4963 4431 493 39 Full Year (Mils.)* $493 Total Hertz Ford Credit $4,963 Other Memo: B / (W) 2003 $144 $65 $63 $16 $1,716 $1,475 $265 $(24) * Excluding special items; see Slide 4 and Appendix (pages 2, 3, and 4) for reconciliation to GAAP $4,431 $39 Total Hertz Ford Credit Other $859 $107 $35

FINANCIAL SERVICES SECTOR 2004 FORD CREDIT PRE-TAX PROFIT COMPARED WITH 2003 Fourth Quarter (Bils.) 2003 2004 Volume Other Fin Credit loss Lease Other 0.8 0.9 -0.1 0 0.2 0 0 $0 $(0.1) Financing Margin Lease Residual $0.2 Volume 2004 $0.9 $0 Other 2003 $0.8 $0.1 $0 Credit Loss Full Year (Bils.) 2003 2004 Volume Other Fin Credit loss Lease Other 3 4.4 -0.4 0.2 1 0.5 0.1 $0.2 $(0.4) Financing Margin Lease Residual $1.0 Volume 2004 $0.5 Other 2003 $0.1 Credit Loss $4.4 $3.0 $1.4 ROE 14.9% 18.9% 14.0% 23.7%

AUTOMOTIVE SECTOR 2004 PLANNING ASSUMPTIONS AND OPERATIONAL METRICS Planning Assumptions Industry Volume -- U.S. (Mils.) 17.0 17.3 -- Europe (Mils.) 16.9 17.5 Operational Metrics Quality Improve in all regions Achieved Market Share Flat or improve in all regions Mixed Automotive Cost Performance* $500 million $882 million Capital Spending $7 billion $6.3 billion Operating-Related Cash Flow** $1.2 billion positive $1.0 billion 2004 Milestone * At constant volume, mix, and exchange, excluding special items ** Before pension and long-term VEBA contributions and tax refunds; see Slide 21 for calculation and Appendix (pages 16 and 17) for reconciliation to GAAP Base Full Year Results

TOTAL COMPANY 2004 FINANCIAL PERFORMANCE Pre-Tax Income Automotive Americas North America $ 1.5 - $1.7 $1,466 South America (0.1) - 0 140 Europe / P.A.G. Europe (0.2) - (0.1) 114 P.A.G. 0.5 - 0.6 (740) Asia Pacific and Africa / Mazda 0 - 0.1 163 Total Automotive $ 0.9 - $1.1 $ 850 Financial Services 2.6 - 2.7 4,963 Total Company $ 3.5 - $3.8 $5,813 Full Year Earnings Per Share $1.20 - $1.30 $2.11 * Excluding special items; see Slide 4 and Appendix (pages 2, 3, and 4) for amounts and description of special items Milestone* (Bils.) Full Year Results* (Mils.) u X u + + + + + +

SAFE HARBOR Greater price competition resulting from currency fluctuations, industry overcapacity or other factors; A significant decline in industry vehicle sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo- political events or other factors; Lower-than-anticipated market acceptance of new or existing products; Economic distress of suppliers that may require us to provide financial support or take other measures to ensure supplies of materials; Work stoppages at Ford or supplier facilities or other interruptions of supplies; The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs; Increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions; Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise; Worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements); Currency or commodity price fluctuations, including rising steel prices; Change in interest rates; A market shift from truck sales in the U.S.; Economic difficulties in any significant market; Higher prices for or reduced availability of fuel; Labor or other constraints on our ability to restructure our business; A change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts; Credit rating downgrades; Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts; Higher-than-expected credit losses; Lower-than-anticipated residual values for leased vehicles; Increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and Our inability to implement the Revitalization Plan. Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

APPENDIX

TOTAL COMPANY CALCULATION OF DILUTED EARNINGS PER SHARE Net Income (Mils.) Numerator After-Tax Profits $104 $555 $3,487 $4,280 Impact on Income from assumed conversion of convertible preferred securities -- 50 199 199 Income for diluted EPS $104 $605 $3,686 $4,479 Denominator Average shares outstanding 1,829 1,829 1,830 1,830 Net issuable shares, primarily stock options 15 15 14 14 Convertible preferred securities -- 282 282 282 Average shares for diluted EPS 1,844 2,126 2,126 2,126 Diluted EPS $ 0.06 $0.28 $1.73 $2.11 Appendix 1 of 17 Cont. Ops. -- Excl. Special Items (Mils.) Fourth Quarter 2004 Net Income (Mils.) Cont. Ops. -- Excl. Special Items (Mils.) Full Year 2004

TOTAL COMPANY INCOME FROM CONTINUING OPERATIONS COMPARED WITH NET INCOME After-Tax Profits (Mils.) Full Year 2004 Earnings Per Share* * Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest. See Appendix (page 1) for calculation ** Non-Automotive item Income from Continuing Operations Excluding Special Items $ 5,813 $4,280 $ 2.11 Special Items - Visteon $ (600) (390) (0.18) - Fuel Cell Technology Charges (182) (140) (0.07) - P.A.G. Improvement Plan (110) (71) (0.03) - European Improvement Plan (49) (32) (0.02) - Property Clean-up Settlement** 45 29 0.01 - Disposition of Non-Core Business (64) (42) (0.02) Income from Continuing Operations $ 4,853 $3,634 $ 1.80 Discontinued Operations - Formula One Racing (227) (0.11) - Disposition of Other Non-Core Business 80 0.04 Net Income $3,487 $ 1.73 Pre-Tax Profits (Mils.) Appendix 2 of 17

TOTAL COMPANY 2003 - 2004 FOURTH QUARTER PRE-TAX RESULTS* North America $(1,392) $(1,107) $(1,597) $(637) $ 205 $ (470) South America (4) 44 -- -- (4) 44 Total Americas $(1,396) $(1,063) $(1,597) $(637) $ 201 $ (426) Europe $ (395) $ (69) $ (457) $ -- $ 62 $ (69) P.A.G. 114 (326) -- (71) 114 (255) Total Europe / P.A.G. $ (281) $ (395) $ (457) $ (71) $ 176 $ (324) Asia Pacific and Africa $ 26 $ (94) $ -- $ (81) $ 26 $ (13) Mazda & Assoc. Operations (22) (9) -- -- (22) (9) Total AP and Africa / Mazda $ 4 $ (103) $ -- $ (81) $ 4 $ (22) Other Automotive (319) 302 49 -- (368) 302 Total Automotive $(1,992) $(1,259) $(2,005) $(789) $ 13 $ (470) Financial Services 857 1,046 -- 45 857 1,001 Total Company $(1,135) $ (213) $(2,005) $(744) $ 870 $ 531 * From continuing operations 2003 (Mils.) 2004 (Mils.) Pre-Tax Profits (Incl. Special Items) Special Items Pre-Tax Profits (Excl. Special Items) 2003 (Mils.) 2004 (Mils.) 2003 (Mils.) 2004 (Mils.) Appendix 3 of 17

TOTAL COMPANY 2003 - 2004 FULL YEAR PRE-TAX RESULTS* North America $ 196 $ 668 $(1,597) $ (798) $ 1,793 $1,466 South America (129) 140 -- -- (129) 140 Total Americas $ 67 $ 808 $(1,597) $ (798) $ 1,664 $1,606 Europe $(1,620) $ 65 $ (513) $ (49) $(1,107) $ 114 P.A.G. 171 (834) -- (94) 171 (740) Total Europe / P.A.G. $(1,449) $ (769) $ (513) $ (143) $ (936) $ (626) Asia Pacific and Africa $(23) $ (36) $ -- $ (81) $ (23) $ 45 Mazda & Assoc. Operations 69 118 -- -- 69 118 Total AP and Africa / Mazda $ 46 $ 82 $ -- $ (81) $ 46 $ 163 Other Automotive (572) (276) 49 17 (621) (293) Total Automotive $(1,908) $ (155) $(2,061) $(1,005) $ 153 $ 850 Financial Services 3,247 5,008 -- 45 3,247 4,963 Total Company $ 1,339 $4,853 $(2,061) $ (960) $ 3,400 $5,813 * From continuing operations 2003 (Mils.) 2004 (Mils.) Pre-Tax Profits (Incl. Special Items) Special Items Pre-Tax Profits (Excl. Special Items) 2003 (Mils.) 2004 (Mils.) 2003 (Mils.) 2004 (Mils.) Appendix 4 of 17

AUTOMOTIVE SECTOR FOURTH QUARTER AUTOMOTIVE SUMMARY Appendix 5 of 17 * Excluding special items; see Slide 4 and Appendix (page 3) for reconciliation to GAAP North America 1,022 912 $22,808 $21,141 $205 $(470) South America 61 83 623 899 (4) 44 Total Americas 1,083 995 $23,431 $22,040 $201 $(426) Europe 487 451 $7,412 $ 7,425 $ 62 $ (69) P.A.G. 221 212 7,416 7,847 114 (255) Total Europe / P.A.G. 708 663 $14,828 $15,272 $176 $(324) Asia Pacific and Africa 93 93 $ 1,548 $1,559 $ 26 $ (13) Mazda and Assoc. Operations -- -- -- -- (22) (9) Total AP and Africa / Mazda 93 93 $1,548 $1,559 $ 4 $ (22) Other Automotive -- -- -- -- (368) 302 Total Automotive 1,884 1,751 $39,807 $38,871 $ 13 $(470) 2003 (000) 2004 (000) Vehicle Unit Sales Revenue Pre-Tax Profits* 2003 (Mils.) 2004 (Mils.) 2003 (Mils.) 2004 (Mils.)

AUTOMOTIVE SECTOR FULL YEAR AUTOMOTIVE SUMMARY Appendix 6 of 17 * Excluding special items; see Slide 4 and Appendix (page 4) for reconciliation to GAAP North America 3,810 3,623 $ 83,597 $ 83,017 $ 1,793 $1,466 South America 210 292 1,877 2,998 (129) 140 Total Americas 4,020 3,915 $ 85,474 $ 86,015 $ 1,664 $1,606 Europe 1,609 1,705 $ 22,186 $ 26,536 $(1,107) $ 114 P.A.G. 754 771 24,761 27,627 171 (740) Total Europe / P.A.G. 2,363 2,476 $ 46,947 $ 54,163 $ (936) $ (626) Asia Pacific and Africa 353 407 $ 5,839 $ 6,956 (23) 45 Mazda and Assoc. Operations -- -- -- -- 69 118 Total AP and Africa / Mazda 353 407 $ 5,839 $ 6,956 $ 46 $ 163 Other Automotive -- -- -- -- (621) (293) Total Automotive 6,736 6,798 $138,260 $147,134 $ 153 $ 850 2003 (000) 2004 (000) Vehicle Unit Sales Revenue Pre-Tax Profits* 2003 (Mils.) 2004 (Mils.) 2003 (Mils.) 2004 (Mils.)

AUTOMOTIVE SECTOR 2004 FULL YEAR MARKET RESULTS U.S. Industry SAAR (Mils.) 16.8 16.9 17.7 17.8 17.3 0.3 Market Share (Pct.) - Ford and Lincoln Mercury 18.7% 18.1% 17.3% 17.7% 18.0% (1.2) Pts. - Premier Automotive Group 1.4 1.3 1.2 1.4 1.3 -- Total U.S. Market Share 20.1% 19.4% 18.5% 19.1% 19.3% (1.2) Pts. Net Pricing (Pct.)* 1.2% 1.2% 0% 2.4% 1.3 % n/a Europe Industry SAAR (Mils.) 17.1 17.4 17.2 18.1 17.5 0.4 Market Share (Pct.) - Ford 9.2% 8.6% 8.8% 7.9% 8.7% 0.1 Pts. - Premier Automotive Group 2.3 2.4 2.2 2.3 2.3 0.2 Total Europe Market Share 11.5% 11.0% 11.0% 10.2% 11.0% 0.3 Pts. Net Pricing (Pct.)* 2.6% 0.2% 1.5% (0.3)% 0.1 % n/a Other Regions Ford Brand Market Share (Pct.) - Brazil 11.4% 11.1% 11.4% 13.0% 11.8% 0.3 Pts. - Australia 13.4 13.7 15.1 14.3 14.2 0.3 * Excludes P.A.G. brand vehicles; calculated at constant volume and exchange First Quarter Second Quarter Third Quarter Amount B / (W) 2003 Full Year Fourth Quarter Appendix 7 of 17

AUTOMOTIVE SECTOR PRODUCTION VOLUMES Appendix 8 of 17 North America 829 (71) 3,534 (192) Europe 423 (19) 1,709 119 P.A.G. 180 (20) 736 32 Units (000) B / (W) 2003 (000) Units (000) B / (W) 2003 (000) Fourth Quarter Full Year 2004 Actual 2004 Actual

AUTOMOTIVE SECTOR RECONCILIATION OF NET PRICING TO CHANGE IN AUTOMOTIVE SALES Automotive Sales 2004 $21,141 $23,171 $7,425 $16,452 $83,017 $22,917 $26,536 $15,566 2003 22,808 22,317 7,412 15,220 83,597 21,940 22,186 13,793 2004 B / (W) $ (1,667) $ 854 $ 13 $ 1,232 $ (580) $ 977 $ 4,350 $ 1,773 Than 2003 Explanation of Change (Pct.) Mix, Exchange, Other 1.4% 8.4% 3.2% 12.8 % Net Pricing 2.4 (0.3) 1.3 0.1 Total 3.8% 8.1% 4.5% 12.9 % North America (Mils.) (Per Unit) Fourth Quarter Europe (Per Unit) (Mils.) North America (Mils.) (Per Unit) Full Year Europe (Per Unit) (Mils.) Appendix 9 of 17 * Includes effect of FIN46

AUTOMOTIVE SECTOR COSTS AND EXPENSES Total Cost and Expenses $41,496 $40,541 $ 955 $139,816 $147,311 $(7,495) Select Cost Items Included Above: Depreciation $ 752 $ 713 $ 39 $ 2,802 $ 3,242 $ (440) Amortization 726 848 (122) 2,658 3,156 (498) Post-Retirement Expense 2,625 807 1,818 5,022 3,196 1,826 2003 (Mils.) 2004 (Mils.) 2004 B / (W) 2003 (Mils.) Fourth Quarter 2003 (Mils.) 2004 (Mils.) 2004 B / (W) 2003 (Mils.) Full Year Appendix 10 of 17

FINANCIAL SERVICES SECTOR FORD CREDIT RESULTS AND METRICS - FOURTH QUARTER Receivables (Bils.) On-Balance Sheet $128 $133 Securitized Off-Balance Sheet 47 35 Managed $175 $168 Charge-Offs (Mils.) On-Balance Sheet $606 $386 Managed 766 453 Loss-to-Receivables Ratio On-Balance Sheet * 1.99% 1.23 % Managed - U.S. Retail and Lease 2.15 1.71 - Worldwide Total 1.73 1.09 Allow. for Credit Losses Worldwide Amount (Bils.) $2.9 $2.4 Pct. Of EOP Receivables 2.26% 1.83 % Leverage (To 1)** Financial Statement 12.0 12.6 Managed 13.0 13.7 Dividend (Bils.) $0.8 $0.9 2003 2004 Key Metrics Net Income (Mils.) $470 $543 ROE 14.9% 18.9% 2003 2004 East 794 859 4Q 594 839 Pre-Tax Profits (Mils.) 4th Qtr. 2003 4th Qtr. 2004 $794 $859 Fourth Quarter * Includes charge-offs on reacquired receivables; excluding the charge-offs on reacquired receivables, the ratios would be 1.88% in 2003 and 1.18% in 2004 ** See Appendix (pages 13 - 15) for calculation, definitions and reconciliation to GAAP Appendix 11 of 17 $65

FINANCIAL SERVICES SECTOR FORD CREDIT RESULTS AND METRICS -- FULL YEAR Receivables (Bils.) On-Balance Sheet $128 $133 Securitized Off-Balance Sheet 47 35 Managed $175 $168 Charge-Offs (Mils.) On-Balance Sheet $1,891 $1,327 Managed 2,534 1,645 Loss-to-Receivables Ratio On-Balance Sheet* 1.60% 1.10 % Managed - U.S. Retail and Lease 1.89 1.44 - Worldwide Total 1.40 0.97 Allow. for Credit Losses Worldwide Amount (Bils.) $2.9 $2.4 Pct. Of EOP Receivables 2.26% 1.83 % Leverage (To 1)** Financial Statement 12.0 12.6 Managed 13.0 13.7 Dividend (Bils.) $3.7 $4.3 2003 2004 Key Metrics Net Income (Mils.) $1,817 $2,862 ROE 14.0% 23.7% 2003 2004 East 3 4.4 4Q 594 839 Pre-Tax Profits (Bils.) 2003 2004 $3.0 $4.4 Full Year * Includes charge-offs on reacquired receivables; excluding the charge-offs on reacquired receivables, the ratios would be 1.52% in 2003 and 1.04% in 2004 ** See Appendix (pages 13 - 15 ) for calculation, definitions and reconciliation to GAAP Appendix 12 of 17 $1.4

FINANCIAL SERVICES SECTOR FORD CREDIT KEY METRIC DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below. Information about the impact of on-balance sheet securitization is also included below : Managed Receivables -- receivables reported on Ford Credit's balance sheet and receivables Ford Credit sold in off-balance-sheet securitizations and continues to service Serviced Receivables -- includes managed receivables and receivables Ford Credit sold in whole-loan sale transactions (i.e., receivables for which Ford Credit has no continuing exposure or risk of loss) Charge-offs on Managed Receivables -- charge-offs associated with receivables reported on Ford Credit's balance sheet plus charge-offs associated with receivables Ford Credit sold in off-balance sheet securitizations and continues to service Impact of On-Balance Sheet Securitization -- retail installment receivables reported on Ford Credit's balance sheet include receivables sold in securitizations. These receivables have been legally sold to Ford Credit sponsored special purpose entities and are available only to pay securitization investors and other participants and are not available to pay the obligations of Ford Credit or the claims of Ford Credit's creditors. Debt reported on Ford Credit's balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the legal obligation of Ford Credit. Appendix 13 of 17

FINANCIAL SERVICES SECTOR FORD CREDIT RATIO DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below: Leverage: Total Debt - Financial Statement Leverage = Equity Total Debt Securitized Off-Balance Sheet Receivables Cash and Cash Equivalents SFAS No. 133 Adjustments on Total Debt Equity Minority Interest SFAS No. 133 Adjustment on Equity - Managed Leverage + - - - = + - Retained Interest in Securitized Off-Balance Sheet Receivables Charge-offs = + Charge-offs on Reacquired Receivables Average Net Receivables Loss-to-Receivables Ratio Appendix 14 of 17

FINANCIAL SERVICES SECTOR FORD CREDIT RECONCILIATIONS OF MANAGED LEVERAGE TO FINANCIAL STATEMENT LEVERAGE Total Debt* $149.7 $144.3 Total Securitized Receivables Outstanding** 49.4 37.7 Retained Interest in Securitized Receivables*** (13.0) (9.5) Adjustments for Cash and Cash Equivalents (15.7) (12.7) Adjustments for SFAS 133 (4.7) (3.2) Adjusted Debt $165.7 $156.6 Total Stockholder's Equity (incl. minority interest) $ 12.5 $ 11.5 Adjustments for SFAS 133 0.2 (0.1) Adjusted Equity $ 12.7 $ 11.4 Managed Leverage to 1**** 13.0 13.7 Financial Statement Leverage = Total Debt / Equity 12.0 12.6 * Includes $9.0 billion and $12.6 billion in 2003 and 2004 respectively of debt issued by securitization SPEs which is payable solely out of collections on the receivables sold to the SPEs and is not the legal obligation of Ford Credit ** Off-balance sheet only, including securitized funding from discontinued operations *** Includes retained interest in securitized receivables from discontinued operations **** Adjusted Debt / Adjusted Equity Dec. 31, 2003 (Bils.) Dec. 31, 2004 (Bils.) Leverage Calculation Appendix 15 of 17

AUTOMOTIVE SECTOR GROSS CASH RECONCILIATION TO GAAP Appendix 16 of 17 Cash and Cash Equivalents $ 6.9 $10.1 $ 3.2 Marketable Securities 9.3 8.3 (1.0) Loaned Securities 5.7 1.1 (4.6) Total Cash / Market. Sec. $21.9 $19.5 $(2.4) Short-Term VEBA 4.0 4.1 0.1 Gross Cash $25.9 $23.6 $(2.3) Dec. 31, 2004 B / (W) Dec. 31 2003 (Bils.) Dec. 31 2004 (Bils.) Dec. 31 2003 (Bils.)

Appendix 17 of 17 AUTOMOTIVE SECTOR GAAP RECONCILIATION OF OPERATING-RELATED CASH FLOWS Cash Flows from Operating Activities before Securities Trading $ 0 $ 3.6 $ 1.4 $ 0 Items Included in Operating-Related Cash Flows Capital Expenditures $(1.7) $(0.1) $(6.3) $ 0.9 Net Transactions Between Automotive and Financial Services Sectors 1.2 0.4 1.3 * 0.1 Exclusion of ST VEBA Cash Flows - Net (Drawdown) / Top-Up - (3.3) - (1.3) Other 0.3 0.8 (0.1) (0.4) Total Reconciling Items $(0.2) $(2.2) $(5.1) $ (0.7) Total Automotive Operating-Related Cash Flows $(0.2) $ 1.4 $(3.7) $ (0.7) Pension and Long Term VEBA Contribution 2.0 (1.3) 5.0 0.2 Tax Refunds (0.3) (0.1) (0.3) 1.4 Total Auto. Op.-Related Cash Flows $ 1.5 $ 0 $ 1.0 $ 0.9 (Excl. Contrib. and Tax Refunds) * Net transactions with Automotive / Financial Services line from Sector Cash Flows statement 4th Qtr. (Bils.) 2004 Full Year (Bils.) B / (W) Than 2003 (Bils.) B / (W) Than 2003 (Bils.)

Exhibit 99.9

FOURTH QUARTER AND FULL YEAR 2004 FIXED INCOME PRESENTATION JANUARY 20, 2005

Earnings Per Share Net Income $ 0.06 $0.49 $ 1.73 $ 1.46 Continuing Ops. -- Excl. Special Items 0.28 (0.02) 2.11 0.98 After-Tax Profits (Mils.) Net Income $ 104 $ 897 $3,487 $2,992 Continuing Ops. -- Excl. Special Items 555 (39) 4,280 2,087 Memo: Tax Rate (18.0)% 43.1 Pts. 22.5% 6.2 Pts. Pre-Tax Profits (Mils.) Incl. Special Items $(213) $ 922 $4,853 $3,514 Excl. Special Items 531 (339) 5,813 2,413 Revenue (Bils.) Total Sales and Revenue $44.7 $ (1.2) $170.8 $ 7.2 Automotive Sales 38.9 (0.9) 147.1 8.8 Vehicle Unit Sales (000) 1,751 (133) 6,798 62 Automotive Cash, Marketable and Loaned Securities and Short-term VEBA* (Bils.) Gross** $23.6 $(2.3) $23.6 $(2.3) Net of Total Debt 5.2 0.1 5.2 0.1 Operating-Related Cash Flow*** 1.5 0 1.0 0.9 TOTAL COMPANY FOURTH QUARTER AND FULL YEAR RESULTS 2004 B / (W) 2003 Fourth Quarter * Voluntary Employee Beneficiary Association (VEBA) Trust used to pre-fund certain employee benefit obligations ** See Slide 3 for calculation and Appendix for reconciliation to GAAP *** Before pension and long-term VEBA contributions and tax refunds; see Slide 3 for calculation and Appendix for reconciliation to GAAP 2004 B / (W) 2003 Full Year 1

AUTOMOTIVE SECTOR 2004 PLANNING ASSUMPTIONS AND OPERATIONAL METRICS Planning Assumptions Industry Volume -- U.S. (Mils.) 17.0 17.3 -- Europe (Mils.) 16.9 17.5 Operational Metrics Quality Improve in all regions Achieved Market Share Flat or improve in all regions Mixed Automotive Cost Performance* $500 million $882 million Capital Spending $7 billion $6.3 billion Operating-Related Cash Flow** $1.2 billion positive $1.0 billion 2004 Milestone * At constant volume, mix, and exchange, excluding special items ** Before pension and long-term VEBA contributions and tax refunds; see Slide 3 for calculation and Appendix for reconciliation to GAAP Base Full Year Results 2

AUTOMOTIVE SECTOR 2004 FOURTH QUARTER & FULL YEAR CASH* Fourth Quarter (Bils.) Cash, Marketable and Loaned Securities, Short-Term VEBA Assets December 31, 2004 $23.6 $ 23.6 September 30, 2004 / December 31, 2003 23.4 25.9 Change in Gross Cash $ 0.2 $ (2.3) Operating-Related Cash Flows Automotive Pre-Tax Profits** $(0.5) $0.9 Capital Spending (1.7) (6.3) Depreciation and Amortization 1.6 6.4 Changes in Receivables, Inventory, and Trade Payables 0.2 (0.4) Other -- Primarily Expense and Payment Timing Differences 1.9 0.4 Total Auto. Op.-Related Cash Flows (Excl. Contrib. and Tax Refunds) $ 1.5 $ 1.0 Pension and Long-Term VEBA Contributions $(2.0) $(5.0) Tax Refunds 0.3 0.3 Total Automotive Operating-Related Cash Flows $(0.2) $ (3.7) Other Cash Flows Capital Transactions w / Financial Services Sector $ 0.8 $ 4.2 Divestitures 0.1 0.5 Dividends to Shareholders (0.2) (0.7) All Other -- Primarily Net Reduction in Automotive Debt (0.3) (2.6) Total Change in Gross Cash $ 0.2 $ (2.3) * See Appendix for reconciliation to GAAP ** Excluding special items; see Appendix for reconciliation to GAAP Full Year (Bils.) 3

TOTAL COMPANY 2004 FINANCIAL PERFORMANCE Pre-Tax Income Automotive Americas North America $ 1.5 - $1.7 $1,466 South America (0.1) - 0 140 Europe / P.A.G. Europe (0.2) - (0.1) 114 P.A.G. 0.5 - 0.6 (740) Asia Pacific and Africa / Mazda 0 - 0.1 163 Total Automotive $ 0.9 - $1.1 $ 850 Financial Services 2.6 - 2.7 4,963 Total Company $ 3.5 - $3.8 $5,813 Full Year Earnings Per Share $1.20 - $1.30 $2.11 * Excluding special items; see Appendix for amounts and description of special items Milestone* (Bils.) Full Year Results* (Mils.) u X u + + + + + + 4

FINANCIAL SERVICES SECTOR FORD CREDIT RESULTS AND METRICS - FOURTH QUARTER Receivables (Bils.) On-Balance Sheet $128 $133 Securitized Off-Balance Sheet 47 35 Managed $175 $168 Charge-Offs (Mils.) On-Balance Sheet $606 $386 Managed 766 453 Loss-to-Receivables Ratio On-Balance Sheet 1.99% 1.23 % Managed - U.S. Retail and Lease 2.15 1.71 - Worldwide Total 1.73 1.09 Allow. for Credit Losses Worldwide Amount (Bils.) $2.9 $2.4 Pct. Of EOP Receivables 2.26% 1.83 % Leverage (To 1)** Financial Statement 12.0 12.6 Managed 13.0 13.7 Dividend (Bils.) $0.8 $0.9 2003 2004 Key Metrics Net Income (Mils.) $470 $543 ROE 14.9% 18.9% 2003 2004 East 794 859 4Q 594 839 Pre-Tax Profits (Mils.) 4th Qtr. 2003 4th Qtr. 2004 $794 $859 Fourth Quarter * Includes charge-offs on reacquired receivables; excluding the charge-offs on reacquired receivables, the ratios would be 1.88% in 2003 and 1.18% in 2004 ** See Appendix for calculation, definitions and reconciliation to GAAP * $65 5

FINANCIAL SERVICES SECTOR 2004 FORD CREDIT PRE-TAX PROFIT COMPARED WITH 2003 Fourth Quarter (Bils.) 2003 2004 Volume Other Fin Credit loss Lease Other 0.8 0.9 -0.1 0 0.2 0 0 $0 $(0.1) Financing Margin Lease Residual $0.2 Volume 2004 $0.9 $0 Other 2003 $0.8 $0.1 $0 Credit Loss Full Year (Bils.) 2003 2004 Volume Other Fin Credit loss Lease Other 3 4.4 -0.4 0.2 1 0.5 0.1 $0.2 $(0.4) Financing Margin Lease Residual $1.0 Volume 2004 $0.5 Other 2003 $0.1 Credit Loss $4.4 $3.0 $1.4 ROE 14.9% 18.9% 14.0% 23.7% 6

Q4 Q104 Q204 Q304 Q404 Worldwide Managed 0.0173 0.0099 0.0087 0.0095 0.0109 Worldwide Owned 0.0199 0.0107 0.0097 0.0112 0.0123 Managed Reserves as Pct. Of EOP Receivables Q4 Q104 Q204 Q304 Q404 Ford Credit U.S. Managed LTR 0.0215 0.0151 0.0116 0.0138 0.0171 Ford Credit U.S. Owned 0.0218 0.0149 0.0121 0.0147 0.0182 Managed Reserves as Pct. Of EOP Receivables CREDIT LOSS METRICS Managed Q4 Q104 Q204 Q304 Q404 Owned 500 315 292 334 386 Securitized 160 114 76 61 67 Worldwide Managed Charge-Offs (Mils.) On-Balance Sheet Securitized Off-Balance Sheet $368 Q4 Q1 Q2 Q3 2004 Q4 Q4 Q1 Q2 Q3 2004 Ford Credit U.S. Retail & Lease Loss-to-Receivables Ratio On-Balance Sheet* Managed Worldwide Loss-to-Receivables Ratio On-Balance Sheet* Q4 2003 2003 $766 * Includes charge-offs on reacquired receivables; see Appendix for ratios excluding charge-offs on reacquired receivables **Acceleration of charge-offs on non-U.S. delinquent accounts to 120 days Q4 Q1 Q2 Q3 Q4 $429 $395 2004 2003 $386 $453 $106** 7

Q4 Q104 Q204 Q304 Q404 Worldwide Owned 53 46 37 42 40 Q4 Q104 Q204 Q304 Q404 Worldwide Owned 3.68 3.24 2.72 3.09 3.04 CREDIT LOSS DRIVERS - FORD CREDIT U.S. RETAIL & LEASE* Q4 1Q04 2Q04 3Q04 4Q04 NON-BANKRUPT 0.0027 0.0021 0.0015 0.0019 0.0015 Over-60-Day Delinquencies Repossessions (000) Q4 Q104 Q204 Q304 Q404 Worldwide Owned 7300 6750 6450 6450 6650 Q4 Q1 Q2 Q3 Loss Severity Q4 Q3 Q4 Q1 Q2 2004 Q4 3.68% 3.24% 2.72% 3.09% Memo: New Bankruptcy Filings (000) 23 23 23 20 19 * On a serviced basis Q4 Q1 Q2 Q3 Q4 2003 Repo. Ratio 2004 2003 2004 2003 3.04% 8

Q4 2003 Q1 2004 Q2 2004 Q3 2004 Q4 2004 RR 24-Month 0.68 0.65 0.58 0.63 0.8 RR 36-Month 0.66 0.66 0.59 0.58 0.67 LEASE RESIDUAL PERFORMANCE Q4 2003 Q1 2004 Q2 2004 Q3 2004 Q4 2004 AV 24-Month 15290 15770 15910 15990 15740 AV 36-Month 12340 13180 13350 12890 12570 Ford Credit U.S. Auction Values (At Q4 2004 Mix) Ford Credit U.S. Lease Return Rates 36-Month 24-Month Q3 Q4 Q4 Q1 Q2 36-Month 24-Month Memo: WW Net Investment in Operating Leases (in billions) $23.2 $22.0 $21.6 $21.4 $21.9 Q3 Q4 Q4 Q1 Q2 2004 2003 2004 2003 Avg. 68% .. 9

PRESENT DEBT RATINGS - FORD & FORD CREDIT Agency Long- Term Outlook/ Trend Short- Term Dominion Bond Rating BBB (high) Stable R-1 (low) Service Fitch Ratings BBB+ Stable F2 Moody's Investors Service Ford Motor Baa1 Negative N/A Ford Credit A3 Negative P-2 Standard & Poor's BBB- Stable A-3 10

FORD CREDIT FUNDING STRUCTURE 2001 2002 2003 2004 2005 Equity 13 14 12.7 11 11 Term Debt/Other 132 124 129 120 100 Securitization 34 35 28 21 26 ABS CP 12 17 15 20 24 Commercial Paper 16 8 6 9 8.5 Overborrow -3 -7 -16 -12.7 -10 Equity Unsecured Commercial Paper Asset-Backed Commercial Paper $191 $168 $21 $124 $120 $14 $11 Year End 2002 Year End 2003 2005 Forecast $17 $35 Funding of Managed Receivables* (Billions) Securitized Funding as Percentage of Managed Receivables 27% 25% 24% 25-30% Year End 2004 $15 $28 $129 $13 Term Asset-Backed Securities Term Debt and Other $16 Cash and Cash Equivalents $13 $8 $6 $7 $20 $175 $160-165 $25-27 $100-105 $11 $8 - 10 $10-15 $23-25 $9 *From continuing operations 11

FORD CREDIT PUBLIC TERM FUNDING PLAN 2003 Actual (Bils.) 2004 Actual (Bils.) Transaction Type 2005 Forecast (Bils.) Memo: Prior Forecast $20 - 30 * YTD Actual through January 14, 2005 ** Retail issuance of less than $500 million *** Reflects new bonds issued; excludes asset sales to commercial paper conduits, whole-loan sales, and other structured financings Debt Institutional $15 $ 7 $ 5 - 9 $1 Retail 4 5 5 - 6 ** Total Debt $19 $ 12 $ 10 - 15 $1 Securitization*** 11 6 10 - 15 5 Total $30 $18 $ 20 - 30 $6 2005 YTD Actual * (Bils.) 12

Unsecured CP Bank Lines FCAR Motown Conduits Total Back-up liquidity 8.9 0.8 12.6 7 29.3 Global Bank Lines Other FCAR Motown Unused Conduits Cash Total Back-up liquidity 13.7 0.7 17.5 10 9.7 12.7 64.3 FORD CREDIT LIQUIDITY PROGRAMS Liquidity Global Other Bank FCAR Motown Unused Cash & Cash Total Lines Lines Lines Notes Conduits Equivalents Utilization of Liquidity Unsecured Bank FCAR Motown Total CP Lines Notes Liquidity exceeds utilization by $35 billion Billions at December 31, 2004 Billions at December 31, 2004 * * Includes $6.9 billion of Ford bank lines that Ford Credit and/or FCE can use at Ford's option ** Supported by a bank liquidity facility equal to at least 100% of the principal amount of FCAR and 5% of the principal amount of Motown Notes ** ** Motown Lines $0.5 13

Under 3 Months Under 6 Months Under 1 Year Under 2 Years Total Assets 58 69 87 112 135 Liabilities 32 37 47 68 114 LIQUIDITY PROFILE OF FORD CREDIT'S BALANCE SHEET Cumulative Maturities* - As of December 31, 2004 -- (Billions) * U.S., Europe, and Canada only Under 3 Months Under 6 Months Under 1 Year Under 2 Years Total Interest Earning Assets (excluding On-Balance Sheet Securitized) and Cash at Face Value Interest Bearing Debt (excluding On-Balance Sheet Securitization Debt) at Face Value 14

AUTOMOTIVE SECTOR BALANCE SHEET ACTIONS Reductions / (Increases) in Debt U.S. Senior Retirements $ 0.9 $1.3 Subordinated Redemptions 0 0.7 Retail Issuance (0.7) 0 All Other - Primarily Non-U.S. (0.2) 0.4 Subtotal $ 0 * $2.4 Pension Fund Contributions U.S. $ 2.0 $0.7 Non-U.S. 0.8 1.5 VEBA Contributions Long Term 2.0 2.8 Total $ 4.8 $7.4 * Excludes increases in debt related to adoption of FIN46 in 2003 (TOPrS $0.7 billion; convertible preferred $5.2 billion; other subsidiaries $0.8 billion) 2003 (Bils.) 2004 (Bils.) 15

PENSION UPDATE Worldwide Pre-Tax Expense (Bils.) $ 0.9 $ 0.9 Memo: Excluding Special Items - European Improvement Actions (Bils.) 0.8 0.8 Worldwide Pension Fund Contributions (Bils.) $ 2.8 $ 2.3* Year-End Funded Status (Bils.) U.S. - Funded Only $(2.0) $(1.5)** U.S. - Total (3.4) (3.0)** Worldwide (11.7) (11.9)** U.S. Plan Pension Fund Returns 26.1% 13.0 % Year-End Discount Rate 6.25% 5.75% * Includes $2.2 billion for automotive and $0.1 billion for non-automotive ** Preliminary estimate 2003 2004 TOTAL COMPANY 16

2003 2004 POST-RETIREMENT HEALTH CARE AND LIFE INSURANCE Worldwide Pre-Tax Expense (Bils.) $ 4.2 $ 2.4 Memo: Excluding Special Items - Visteon Agreement (Bils.) 2.5 2.4 Worldwide Retiree Benefit Payments (Bils.) $ 1.4 $ 1.5 VEBA Contributions (Bils.) $ 3.5 $ 2.8 Worldwide Year-End Funded Status (Bils.) $(28.8) $(31.6)* U.S. Plan Year-End Discount Rate 6.25% 5.75% * Preliminary estimate TOTAL COMPANY 17

2004 SUMMARY Ford Full Year Earnings per share of $2.11 from continuing operations, excluding special items, up 98 cents from 2003 Improved balance sheet Continued strong automotive liquidity Completed seasonal working capital funding Ford Credit Record earnings Favorable credit loss performance Strong liquidity, with ample access to unsecured and asset-backed funding sources Developed private securitization capacity (lease and European wholesale receivables) Expanded bank conduit and Motown Notes capacity Executed institutional funding in all major markets Grew retail debt issuance 18

SAFE HARBOR Greater price competition resulting from currency fluctuations, industry overcapacity or other factors; A significant decline in industry vehicle sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo- political events or other factors; Lower-than-anticipated market acceptance of new or existing products; Economic distress of suppliers that may require us to provide financial support or take other measures to ensure supplies of materials; Work stoppages at Ford or supplier facilities or other interruptions of supplies; The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs; Increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions; Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise; Worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements); Currency or commodity price fluctuations, including rising steel prices; Change in interest rates; A market shift from truck sales in the U.S.; Economic difficulties in any significant market; Higher prices for or reduced availability of fuel; Labor or other constraints on our ability to restructure our business; A change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts; Credit rating downgrades; Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts; Higher-than-expected credit losses; Lower-than-anticipated residual values for leased vehicles; Increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and Our inability to implement the Revitalization Plan. Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: 19

APPENDIX

TOTAL COMPANY CALCULATION OF DILUTED EARNINGS PER SHARE Net Income (Mils.) Numerator After-Tax Profits $104 $555 $3,487 $4,280 Impact on Income from assumed conversion of convertible preferred securities -- 50 199 199 Income for diluted EPS $104 $605 $3,686 $4,479 Denominator Average shares outstanding 1,829 1,829 1,830 1,830 Net issuable shares, primarily stock options 15 15 14 14 Convertible preferred securities -- 282 282 282 Average shares for diluted EPS 1,844 2,126 2,126 2,126 Diluted EPS $ 0.06 $0.28 $1.73 $2.11 Cont. Ops. -- Excl. Special Items (Mils.) Fourth Quarter 2004 Net Income (Mils.) Cont. Ops. -- Excl. Special Items (Mils.) Full Year 2004 - Appendix page 1 -

TOTAL COMPANY
INCOME FROM CONTINUING OPERATIONS COMPARED WITH NET INCOME

	Fourth Quarter			Full Year		
	Earnings Per Share*	After-Tax Profit (Mils.)	Memo: Pre-Tax Profit** (Mils.)	Earnings Per Share*	After-Tax Profit (Mils.)	Memo: Pre-Tax Profit** (Mils.)
Income from Continuing Operations Excluding Special Items	$ 0.28	$ 555	$ 531	$ 2.11	$4,280	$5,813
Special Items						
- Visteon Charges	$(0.18)	$(390)	$ (600)	$(0.18)	$ (390)	$(600)
- Fuel Cell Technology Charges	(0.01)	(21)	(21)	(0.07)	(140)	(182)
- P.A.G. Improvement Plan	(0.03)	(56)	(87)	(0.03)	(71)	(110)
- European Improvement Plan	–	–	–	(0.02)	(32)	(49)
- Property Clean-up Settlement ***	0.01	29	45	0.01	29	45
- Disposition of Non-Core Businesses	(0.02)	(53)	(81)	(0.02)	(42)	(64)
Dilution Effect of Special Items	(0.02)	–	–	–	–	–
Total Special Items	$(0.25)	(491)	$ (744)	$(0.31)	$ (646)	$ (960)
Income from Continuing Operations	$ 0.03	$ 64	$ (213)	$ 1.80	$3,634	$4,853
Discontinued Operations	0.03	40		(0.07)	(147)	
Net Income	$ 0.06	$ 104		$ 1.73	$3,487	

* Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest
See Appendix for calculation

** See Appendix for complete reconciliation of EPS due to Discontinued Operations

*** Non-Automotive item

- Appendix page 2 -

TOTAL COMPANY INCOME FROM CONTINUING OPERATIONS COMPARED WITH NET INCOME After-Tax Profits (Mils.) Full Year 2004 Earnings Per Share* * Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest. See Appendix for calculation ** Non-Automotive item Income from Continuing Operations Excluding Special Items $ 5,813 $4,280 $ 2.11 Special Items - Visteon $ (600) (390) (0.18) - Fuel Cell Technology Charges (182) (140) (0.07) - P.A.G. Improvement Plan (110) (71) (0.03) - European Improvement Plan (49) (32) (0.02) - Property Clean-up Settlement** 45 29 0.01 - Disposition of Non-Core Business (64) (42) (0.02) Income from Continuing Operations $ 4,853 $3,634 $ 1.80 Discontinued Operations - Formula One Racing (227) (0.11) - Disposition of Other Non-Core Business 80 0.04 Net Income $3,487 $ 1.73 Pre-Tax Profits (Mils.) - Appendix page 3 -

TOTAL COMPANY 2003 - 2004 FOURTH QUARTER PRE-TAX RESULTS* North America $(1,392) $(1,107) $(1,597) $(637) $ 205 $ (470) South America (4) 44 -- -- (4) 44 Total Americas $(1,396) $(1,063) $(1,597) $(637) $ 201 $ (426) Europe $ (395) $ (69) $ (457) $ -- $ 62 $ (69) P.A.G. 114 (326) -- (71) 114 (255) Total Europe / P.A.G. $ (281) $ (395) $ (457) $ (71) $ 176 $ (324) Asia Pacific and Africa $ 26 $ (94) $ -- $ (81) $ 26 $ (13) Mazda & Assoc. Operations (22) (9) -- -- (22) (9) Total AP and Africa / Mazda $ 4 $ (103) $ -- $ (81) $ 4 $ (22) Other Automotive (319) 302 49 -- (368) 302 Total Automotive $(1,992) $(1,259) $(2,005) $(789) $ 13 $ (470) Financial Services 857 1,046 -- 45 857 1,001 Total Company $(1,135) $ (213) $(2,005) $(744) $ 870 $ 531 * From continuing operations 2003 (Mils.) 2004 (Mils.) Pre-Tax Profits (Incl. Special Items) Special Items Pre-Tax Profits (Excl. Special Items) 2003 (Mils.) 2004 (Mils.) 2003 (Mils.) 2004 (Mils.) - Appendix page 4 -

TOTAL COMPANY 2003 - 2004 FULL YEAR PRE-TAX RESULTS* North America $ 196 $ 668 $(1,597) $ (798) $ 1,793 $1,466 South America (129) 140 -- -- (129) 140 Total Americas $ 67 $ 808 $(1,597) $ (798) $ 1,664 $1,606 Europe $(1,620) $ 65 $ (513) $ (49) $(1,107) $ 114 P.A.G. 171 (834) -- (94) 171 (740) Total Europe / P.A.G. $(1,449) $ (769) $ (513) $ (143) $ (936) $ (626) Asia Pacific and Africa $(23) $ (36) $ -- $ (81) $ (23) $ 45 Mazda & Assoc. Operations 69 118 -- -- 69 118 Total AP and Africa / Mazda $ 46 $ 82 $ -- $ (81) $ 46 $ 163 Other Automotive (572) (276) 49 17 (621) (293) Total Automotive $(1,908) $ (155) $(2,061) $(1,005) $ 153 $ 850 Financial Services 3,247 5,008 -- 45 3,247 4,963 Total Company $ 1,339 $4,853 $(2,061) $ (960) $ 3,400 $5,813 * From continuing operations 2003 (Mils.) 2004 (Mils.) Pre-Tax Profits (Incl. Special Items) Special Items Pre-Tax Profits (Excl. Special Items) 2003 (Mils.) 2004 (Mils.) 2003 (Mils.) 2004 (Mils.) - Appendix page 5 -

AUTOMOTIVE SECTOR GROSS CASH RECONCILIATION TO GAAP Cash and Cash Equivalents $ 6.9 $ 10.1 $ 3.2 Marketable Securities 9.3 8.3 (1.0) Loaned Securities 5.7 1.1 (4.6) Total Cash / Market. Sec. $21.9 $19.5 $(2.4) Short-Term VEBA 4.0 4.1 0.1 Gross Cash $25.9 $23.6 $(2.3) Dec. 31, 2004 B / (W) Dec. 31 2003 (Bils.) Dec. 31 2004 (Bils.) Dec. 31 2003 (Bils.) - Appendix page 6 -

AUTOMOTIVE SECTOR GAAP RECONCILIATION OF OPERATING-RELATED CASH FLOWS Cash Flows from Operating Activities before Securities Trading $ 0 $ 3.6 $ 1.4 $ 0 Items Included in Operating-Related Cash Flows Capital Expenditures $(1.7) $(0.1) $(6.3) $ 0.9 Net Transactions Between Automotive and Financial Services Sectors 1.2 0.4 1.3 * 0.1 Exclusion of ST VEBA Cash Flows - Net (Drawdown) / Top-Up - (3.3) - (1.3) Other 0.3 0.8 (0.1) (0.4) Total Reconciling Items $(0.2) $(2.2) $(5.1) $ (0.7) Total Automotive Operating-Related Cash Flows $(0.2) $ 1.4 $(3.7) $ (0.7) Pension and Long Term VEBA Contribution 2.0 (1.3) 5.0 0.2 Tax Refunds (0.3) (0.1) (0.3) 1.4 Total Auto. Op.-Related Cash Flows $ 1.5 $ 0 $ 1.0 $ 0.9 (Excl. Contrib. and Tax Refunds) * Net transactions with Automotive / Financial Services line from Sector Cash Flows statement 4th Qtr. (Bils.) 2004 Full Year (Bils.) B / (W) Than 2003 (Bils.) B / (W) Than 2003 (Bils.) - Appendix page 7 -

FORD CREDIT KEY METRIC DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below. Information about the impact of on-balance sheet securitization is also included below : Managed Receivables -- receivables reported on Ford Credit's balance sheet and receivables Ford Credit sold in off-balance-sheet securitizations and continues to service Serviced Receivables -- includes managed receivables and receivables Ford Credit sold in whole-loan sale transactions (i.e., receivables for which Ford Credit has no continuing exposure or risk of loss) Charge-offs on Managed Receivables -- charge-offs associated with receivables reported on Ford Credit's balance sheet plus charge-offs associated with receivables Ford Credit sold in off-balance sheet securitizations and continues to service Impact of On-Balance Sheet Securitization -- retail installment receivables reported on Ford Credit's balance sheet include receivables sold in securitizations. These receivables have been legally sold to Ford Credit sponsored special purpose entities and are available only to pay securitization investors and other participants and are not available to pay the obligations of Ford Credit or the claims of Ford Credit's creditors. Debt reported on Ford Credit's balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the legal obligation of Ford Credit. - Appendix page 8 -

FORD CREDIT RATIO DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below: Leverage: Total Debt - Financial Statement Leverage = Equity Total Debt Securitized Off-Balance Sheet Receivables Cash and Cash Equivalents SFAS No. 133 Adjustments on Total Debt Equity Minority Interest SFAS No. 133 Adjustment on Equity - Managed Leverage + - - - = + - Retained Interest in Securitized Off-Balance Sheet Receivables Charge-offs = + Charge-offs on Reacquired Receivables Average Net Receivables Loss-to-Receivables Ratio - Appendix page 9 -

FINANCIAL SERVICES SECTOR FORD CREDIT RESULTS AND METRICS -- FULL YEAR Receivables (Bils.) On-Balance Sheet $128 $133 Securitized Off-Balance Sheet 47 35 Managed $175 $168 Charge-Offs (Mils.) On-Balance Sheet $1,891 $1,327 Managed 2,534 1,645 Loss-to-Receivables Ratio On-Balance Sheet 1.60% 1.10 % Managed - U.S. Retail and Lease 1.89 1.44 - Worldwide Total 1.40 0.97 Allow. for Credit Losses Worldwide Amount (Bils.) $2.9 $2.4 Pct. Of EOP Receivables 2.26% 1.83 % Leverage (To 1)** Financial Statement 12.0 12.6 Managed 13.0 13.7 Dividend (Bils.) $3.7 $4.3 2003 2004 Key Metrics Net Income (Mils.) $1,817 $2,862 ROE 14.0% 23.7% 2003 2004 East 3 4.4 4Q 594 839 Pre-Tax Profits (Bils.) 2003 2004 $3.0 $4.4 Full Year * Includes charge-offs on reacquired receivables; excluding the charge-offs on reacquired receivables, the ratios would be 1.52% in 2003 and 1.04% in 2004 ** See Appendix for calculation, definitions and reconciliation to GAAP * $1.4 - Appendix page 10 -

FORD CREDIT PRE-TAX INCOME EFFECT OF RECEIVABLES SALES ACTIVITY 2004 (Mils.) Fourth Quarter 2003 (Mils.) Investment and Other Income Related to Off-Balance Sheet Securitizations Earnings Impact if Reported on Balance Sheet - Appendix page 11 - Net Gain on Sales of Receivables $ 76 $ 32 $ 373 $ 155 Servicing Fees 130 89 618 372 Interest Income from Retained Securities 134 129 679 588 Excess Spread and Other 235 170 941 815 Investment and Other Income Related to Sales of Receivables $ 575 $ 420 $ 2,611 $ 1,930 Less: Whole-loan Income (90) (20) (234) (91) Income Related to Off-Balance Sheet Securitizations $ 485 $ 400 $ 2,377 $ 1,839 Retail Revenue $ 692 $ 370 $ 3,371 $ 1,926 Wholesale Revenue 248 280 1,080 1,097 Total Financing Revenue $ 940 $ 650 $ 4,451 $ 3,023 Borrowing Cost (278) (189) (1,443) (854) Net Financing Margin $ 662 $ 461 $ 3,008 $ 2,169 Credit Losses (124) (50) (551) (244) Income Before Income Taxes $ 538 $ 411 $ 2,457 $ 1,925 Recalendarization Impact of Off-Balance Sheet Securitizations $ (53) $ (11) $ (80) $ (86) 2004 (Mils.) Full Year 2003 (Mils.)

FORD CREDIT RECONCILIATIONS OF MANAGED LEVERAGE TO FINANCIAL STATEMENT LEVERAGE Total Debt* $149.7 $144.3 Total Securitized Receivables Outstanding** 49.4 37.7 Retained Interest in Securitized Receivables*** (13.0) (9.5) Adjustments for Cash and Cash Equivalents (15.7) (12.7) Adjustments for SFAS 133 (4.7) (3.2) Adjusted Debt $165.7 $156.6 Total Stockholder's Equity (incl. minority interest) $12.5 $11.5 Adjustments for SFAS 133 0.2 (0.1) Adjusted Equity $12.7 $11.4 Managed Leverage to 1**** 13.0 13.7 Financial Statement Leverage = Total Debt / Equity 12.0 12.6 * Includes $9.0 billion and $12.6 billion in 2003 and 2004 respectively of debt issued by securitization SPEs which is payable solely out of collections on the receivables sold to the SPEs and is not the legal obligation of Ford Credit ** Off-balance sheet only, including securitized funding from discontinued operations *** Includes retained interest in securitized receivables from discontinued operations **** Adjusted Debt / Adjusted Equity Dec. 31, 2003 (Bils.) Dec. 31, 2004 (Bils.) Leverage Calculation - Appendix page 12 -

Worldwide Loss-to-receivable Ratio Managed 1.73 0.99 0.87 0.95 1.09 On-Balance Sheet* 1.99 1.07 0.97 1.12 1.23 On-Balance Sheet Excl. Charge-offs on Reacquired Receivables 1.88 0.99 0.93 1.06 1.18 Ford Credit U.S. Retail and Lease Loss-to-receivable Ratio Managed 2.15 1.51 1.16 1.38 1.71 On-Balance Sheet* 2.18 1.49 1.21 1.47 1.82 On-Balance Sheet Excl. Charge-offs on Reacquired Receivables 1.98 1.34 1.13 1.36 1.73 FORD CREDIT LOSS-TO-RECEIVABLE RATIO, EXCLUDING CHARGE-OFFS ON REACQUIRED RECEIVABLES Q4 (%) 2003 2004 Q1 (%) Q2 (%) Q3 (%) - Appendix page 13 - * Includes charge-offs on reacquired receivables Q4 (%)